Exhibit 99.1
PART II

ITEM 6: SELECTED FINANCIAL DATA

The following table should be read in conjunction with “Part II - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Part II - Item 8 - Financial Statements and Supplementary Data” of this Form 10-K.

	Year Ended December 31,
	2015	2014	2013	2012	2011
	(in millions, except per share data)
Results of operations				(unaudited)	(unaudited)
Net sales	$2,419.3	$2,734.8	$2,582.7	$2,724.3	$2,577.4
Cost of sales	1,767.3	2,008.6	1,996.7	2,044.1	1,862.4
Gross profit	$652.0	$726.2	$586.0	$680.2	$715.0

Amounts attributable to Diebold, Incorporated
Income (loss) from continuing operations, net of tax	$57.8	$104.7	$(195.3)	$62.6	$151.8
Income (loss) from discontinued operations, net of tax	15.9	9.7	13.7	11.0	(7.6)
Net income (loss) attributable to Diebold, Incorporated	$73.7	$114.4	$(181.6)	$73.6	$144.2

Basic earnings (loss) per common share
Income (loss) from continuing operations, net of tax	$0.89	$1.62	$(3.06)	$1.00	$2.36
Income (loss) from discontinued operations, net of tax	0.24	0.15	0.21	$0.17	(0.12)
Net income (loss) attributable to Diebold, Incorporated	$1.13	$1.77	$(2.85)	$1.17	$2.24

Diluted earnings (loss) per common share
Income (loss) from continuing operations, net of tax	$0.88	$1.61	$(3.06)	$0.98	$2.35
Income (loss) from discontinued operations, net of tax	0.24	0.15	0.21	$0.17	$(0.12)
Net income (loss) attributable to Diebold, Incorporated	$1.12	$1.76	$(2.85)	$1.15	$2.23

Number of weighted-average shares outstanding
Basic shares	64.9	64.5	63.7	63.1	64.2
Diluted shares	65.6	65.2	63.7	63.9	64.8

Dividends
Common dividends paid	$75.6	$74.9	$74.0	$72.8	$72.9
Common dividends paid per share	$1.15	$1.15	$1.15	$1.14	$1.12

Consolidated balance sheet data (as of period end)			(unaudited)	(unaudited)	(unaudited)
Current assets	$1,643.6	$1,655.5	$1,555.4	$1,814.9	$1,732.3
Current liabilities	$955.8	$1,027.8	$893.8	$838.8	$837.9
Net working capital	$687.8	$627.7	$661.6	$976.1	$894.4
Property, plant and equipment, net	$175.3	$165.7	$160.9	$184.3	$192.7
Total long-term liabilities	$851.1	$757.0	$668.9	$908.8	$834.9
Total assets	$2,242.4	$2,339.6	$2,183.5	$2,592.9	$2,517.4
Total equity	$435.5	$554.8	$620.8	$845.3	$844.6

ITEM 8: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Diebold, Incorporated:

We have audited the accompanying consolidated balance sheets of Diebold, Incorporated and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, equity, and cash flows for each of the years in the three‑year period ended December 31, 2015. In connection with our audits of the consolidated financial statements, we also have audited financial statement schedule, Schedule II “Valuation and Qualifying Accounts.” These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diebold, Incorporated and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the three‑year period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Diebold, Incorporated’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 29, 2016, expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Cleveland, Ohio
February 29, 2016, except as to Note 23,
which is as of September 23, 2016

DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$313.6	$326.1
Short-term investments	39.9	136.7
Trade receivables, less allowances for doubtful accounts of $31.7 and $20.9, respectively	413.9	403.3
Inventories	369.3	374.7
Deferred income taxes	168.8	111.0
Prepaid expenses	23.6	21.2
Refundable income taxes	18.0	11.7
Current assets held for sale	148.2	106.2
Other current assets	148.3	164.6
Total current assets	1,643.6	1,655.5
Securities and other investments	85.2	83.6
Property, plant and equipment, net	175.3	165.7
Goodwill	161.5	138.1
Deferred income taxes	65.3	86.5
Finance lease receivables	36.5	90.4
Other assets	75.0	119.8
Total assets	$2,242.4	$2,339.6

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$32.0	$25.6
Accounts payable	281.7	248.6
Deferred revenue	229.2	260.8
Payroll and other benefits liabilities	76.5	109.4
Current liabilities held for sale	49.4	39.1
Other current liabilities	287.0	344.3
Total current liabilities	955.8	1,027.8
Long-term debt	606.2	477.3
Pensions and other benefits	195.6	211.0
Post-retirement and other benefits	18.7	20.8
Deferred income taxes	1.9	6.5
Other liabilities	28.7	41.4
Commitments and contingencies
Equity
Diebold, Incorporated shareholders' equity
Preferred shares, no par value, 1,000,000 authorized shares, none issued	—	—
Common shares, $1.25 par value, 125,000,000 authorized shares, 79,696,694 and 79,238,759 issued shares, 65,001,602 and 64,632,400 outstanding shares, respectively	99.6	99.0
Additional capital	430.8	418.0
Retained earnings	760.3	762.2
Treasury shares, at cost (14,695,092 and 14,606,359 shares, respectively)	(560.2)	(557.2)
Accumulated other comprehensive loss	(318.1)	(190.5)
Total Diebold, Incorporated shareholders' equity	412.4	531.5
Noncontrolling interests	23.1	23.3
Total equity	435.5	554.8
Total liabilities and equity	$2,242.4	$2,339.6

See accompanying notes to consolidated financial statements.

DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Year ended December 31,
	2015	2014	2013
Net sales
Services	$1,394.2	$1,432.8	$1,420.8
Products	1,025.1	1,302.0	1,161.9
	2,419.3	2,734.8	2,582.7
Cost of sales
Services	932.8	974.8	1,048.3
Products	834.5	1,033.8	948.4
	1,767.3	2,008.6	1,996.7
Gross profit	652.0	726.2	586.0
Selling and administrative expense	488.2	478.4	564.5
Research, development and engineering expense	86.9	93.6	92.2
Impairment of assets	18.9	2.1	72.0
Gain on sale of assets, net	(0.6)	(12.9)	(2.4)
	593.4	561.2	726.3
Operating profit (loss)	58.6	165.0	(140.3)
Other income (expense)
Investment income	26.0	34.5	27.6
Interest expense	(32.5)	(31.4)	(29.2)
Foreign exchange (loss) gain, net	(10.0)	(11.8)	0.2
Miscellaneous, net	3.7	(1.6)	(0.1)
Income (loss) from continuing operations before taxes	45.8	154.7	(141.8)
Income tax (benefit) expense	(13.7)	47.4	48.4
Income (loss) from continuing operations, net of tax	59.5	107.3	(190.2)
Income from discontinued operations, net of tax	15.9	9.7	13.7
Net income (loss)	75.4	117.0	(176.5)
Income attributable to noncontrolling interests, net of tax	1.7	2.6	5.1
Net income (loss) attributable to Diebold, Incorporated	$73.7	$114.4	$(181.6)

Basic weighted-average shares outstanding	64.9	64.5	63.7
Diluted weighted-average shares outstanding	65.6	65.2	63.7

Basic earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$0.89	$1.62	$(3.06)
Income from discontinued operations, net of tax	0.24	0.15	0.21
Net income (loss) attributable to Diebold, Incorporated	$1.13	$1.77	$(2.85)

Diluted earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$0.88	$1.61	$(3.06)
Income from discontinued operations, net of tax	0.24	0.15	0.21
Net income (loss) attributable to Diebold, Incorporated	$1.12	$1.76	$(2.85)

Amounts attributable to Diebold, Incorporated
Income (loss) before discontinued operations, net of tax	$57.8	$104.7	$(195.3)
Income from discontinued operations, net of tax	15.9	9.7	13.7
Net income (loss) attributable to Diebold, Incorporated	$73.7	$114.4	$(181.6)

Cash dividends declared and paid per share	$1.15	$1.15	$1.15

See accompanying notes to consolidated financial statements.

DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in millions)

	Year ended December 31,
	2015	2014	2013
Net income (loss)	$75.4	$117.0	$(176.5)
Other comprehensive (loss) income, net of tax:
Translation adjustment (net of tax of $5.3, $3.6, and $2.1, respectively)	(141.3)	(73.7)	(70.3)
Foreign currency hedges (net of tax of $(4.0), $(0.3), and $(1.7), respectively)	6.4	0.5	2.9
Interest rate hedges:
Net income recognized in other comprehensive income (net of tax of $(0.3), $(0.4), and $(0.5), respectively)	0.8	0.7	0.7
Less: reclassification adjustments for amounts recognized in net income (net of tax of $(0.2), $(0.1), and $(0.1), respectively)	0.4	0.2	0.2
	0.4	0.5	0.5
Pension and other post-retirement benefits:
Prior service credit recognized during the year (net of tax of $0.1, $0.1, and $0.3, respectively)	(0.1)	(0.3)	(0.5)
Net actuarial losses recognized during the year (net of tax of $(2.7), $(1.2), and $(5.8), respectively)	4.2	2.0	9.1
Net actuarial gain (loss) occurring during the year (net of tax of $(1.3), $39.3, and $(28.3), respectively)	2.1	(63.7)	44.8
Prior service cost recognized due to curtailment (net of tax of $0.0, $0.0, and $(0.8), respectively	—	—	1.3
Net actuarial losses recognized due to curtailment (net of tax of $0.0, $0.0, and $(21.1), respectively)	—	—	33.4
Settlements (net of tax of $0.0, $0.0, and $(7.8), respectively)	—	—	12.3
	6.2	(62.0)	100.4
Unrealized (loss) gain on securities, net:
Net (loss) gain recognized in other comprehensive income (net of tax of $0.0, $0.0 and $(0.1), respectively)	—	(0.5)	3.9
Less: reclassification adjustments for amounts recognized in net income (net of tax)	—	2.2	1.3
	—	(2.7)	2.6
Other	0.1	—	1.2
Other comprehensive (loss) income, net of tax	(128.2)	(137.4)	37.3
Comprehensive loss	(52.8)	(20.4)	(139.2)
Less: comprehensive income attributable to noncontrolling interests	3.2	1.4	5.7
Comprehensive loss attributable to Diebold, Incorporated	$(56.0)	$(21.8)	$(144.9)

See accompanying notes to consolidated financial statements.

DIEBOLD, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY
(in millions, except per share amounts)

	Common Shares					Accumulated Other Comprehensive (Loss) Income	Total Diebold, Incorporated Shareholders' Equity
	Number	$1.25 Par Value	Additional Capital	Retained Earnings	Treasury Shares			Non-controlling Interests	Total Equity
Balance, January 1, 2013	77.7	$97.1	$358.3	$978.3	$(551.2)	$(91.0)	$791.5	$35.3	$826.8
Net (loss) income				(181.6)			(181.6)	5.1	(176.5)
Other comprehensive income						36.7	36.7	0.6	37.3
Stock options exercised	0.5	0.7	16.0				16.7		16.7
Restricted stock units issued	0.3	0.4	(0.4)				—		—
Other share-based compensation	0.1	0.1	(0.1)				—		—
Income tax detriment from share-based compensation			(3.9)				(3.9)		(3.9)
Share-based compensation expense			15.4				15.4		15.4
Dividends paid				(74.0)			(74.0)		(74.0)
Treasury shares (0.1 shares)					(4.1)		(4.1)		(4.1)
Distributions to noncontrolling interest holders, net							—	(16.9)	(16.9)
Balance, December 31, 2013	78.6	$98.3	$385.3	$722.7	$(555.3)	$(54.3)	$596.7	$24.1	$620.8
Net income				114.4			114.4	2.6	117.0
Other comprehensive (loss) income						(136.2)	(136.2)	(1.2)	(137.4)
Stock options exercised	0.4	0.5	14.1				14.6		14.6
Restricted stock units issued	0.2	0.2	(0.2)				—		—
Income tax detriment from share-based compensation			(2.7)				(2.7)		(2.7)
Share-based compensation expense			21.5				21.5		21.5
Dividends paid				(74.9)			(74.9)		(74.9)
Treasury shares (0.2 shares)					(1.9)		(1.9)		(1.9)
Distributions to noncontrolling interest holders, net							—	(2.2)	(2.2)
Balance, December 31, 2014	79.2	$99.0	$418.0	$762.2	$(557.2)	$(190.5)	$531.5	$23.3	$554.8
Net income				73.7			73.7	1.7	75.4
Other comprehensive (loss) income						(127.6)	(127.6)	1.5	(126.1)
Stock options exercised	0.1	0.2	3.3				3.5		3.5
Restricted stock units issued	0.2	0.2	(0.2)				—		—
Other share-based compensation	0.2	0.2	(0.2)				—		—
Income tax detriment from share-based compensation			(2.5)				(2.5)		(2.5)
Share-based compensation expense			12.4				12.4		12.4
Dividends paid				(75.6)			(75.6)		(75.6)
Treasury shares (0.1 shares)					(3.0)		(3.0)		(3.0)
Distributions to noncontrolling interest holders, net							—	(3.4)	(3.4)
Balance, December 31, 2015	79.7	$99.6	$430.8	$760.3	$(560.2)	$(318.1)	$412.4	$23.1	$435.5

Comprehensive (loss) income attributable to noncontrolling interests of $1.5 for the year ended December 31, 2015 is net of a $2.1 Venezuela noncontrolling interest adjustment for the year ended December 31, 2015 to reduce the carrying value to the estimated fair market value.

See accompanying notes to consolidated financial statements.

DIEBOLD INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended December 31,
	2015	2014	2013
Cash flow from operating activities
Net income (loss)	$75.4	$117.0	$(176.5)
Income from discontinued operations, net of tax	15.9	9.7	13.7
Income (loss) from continuing operations, net of tax	59.5	107.3	(190.2)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	64.0	73.4	82.4
Share-based compensation expense	12.4	21.5	15.4
Excess tax benefits from share-based compensation	(0.5)	(0.5)	(0.5)
Impairment of assets	18.9	2.1	72.0
Pension curtailment, settlement and special termination	—	—	69.6
Devaluation of Venezuelan balance sheet	7.5	12.1	1.6
Gain on sale of assets, net	(0.6)	(12.9)	(2.4)
Gain on foreign currency option contracts	(7.0)	—	—
Cash flow from changes in certain assets and liabilities, net of the effects of acquisitions
Trade receivables	(56.4)	(38.2)	35.5
Inventories	(51.2)	(42.8)	21.3
Prepaid expenses	(3.1)	(2.6)	13.5
Refundable income taxes	(6.3)	9.6	(4.9)
Other current assets	9.6	(40.1)	(10.3)
Accounts payable	57.6	55.2	(10.5)
Deferred revenue	(14.7)	50.7	16.6
Accrued salaries, wages and commissions	(22.1)	23.4	20.2
Deferred income taxes	(40.1)	(11.3)	(15.1)
Finance lease receivables	30.8	(61.6)	(32.6)
Certain other assets and liabilities	(26.7)	43.8	41.3
Net cash provided by operating activities - continuing operations	31.6	189.1	122.9
Net cash provided by (used in) operating activities - discontinued operations	5.1	(2.2)	1.3
Net cash provided by operating activities	36.7	186.9	124.2

Cash flow from investing activities
Payments for acquisitions, net of cash acquired	(59.4)	(11.7)	—
Proceeds from maturities of investments	176.1	477.4	464.3
Proceeds from sale of investments	—	39.6	56.0
Payments for purchases of investments	(125.5)	(428.7)	(537.7)
Proceeds from sale of assets	5.0	18.4	7.5
Capital expenditures	(52.3)	(60.1)	(33.8)
Increase in certain other assets	(6.3)	(19.8)	(13.7)
Purchase of finance receivables, net of cash collections	—	—	6.3
Net cash (used in) provided by investing activities - continuing operations	(62.4)	15.1	(51.1)
Net cash used in investing activities - discontinued operations	(2.5)	(1.3)	(1.6)
Net cash (used in) provided by investing activities	$(64.9)	$13.8	$(52.7)

See accompanying notes to consolidated financial statements.

DIEBOLD INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended December 31,
	2015	2014	2013
Cash flow from financing activities
Dividends paid	$(75.6)	$(74.9)	$(74.0)
Debt issuance costs	(6.0)	(1.4)	—
Revolving debt borrowings (repayments), net	155.8	2.0	(56.0)
Other debt borrowings	135.8	157.6	51.2
Other debt repayments	(168.7)	(175.5)	(121.9)
Distributions to noncontrolling interest holders	(0.1)	(2.2)	(16.9)
Excess tax benefits from share-based compensation	0.5	0.5	0.5
Issuance of common shares	3.5	14.6	16.7
Repurchase of common shares	(3.0)	(1.9)	(4.1)
Net cash provided by (used in) financing activities - continuing operations	42.2	(81.2)	(204.5)
Net cash provided by (used in) financing activities - discontinued operations	—	—	—
Net cash provided by (used in) financing activities	42.2	(81.2)	(204.5)
Effect of exchange rate changes on cash	(23.9)	(28.2)	(5.1)
(Decrease) increase in cash and cash equivalents	(9.9)	91.3	(138.1)
Add: Cash overdraft included in assets held for sale at beginning of year	(4.1)	(0.6)	(0.2)
Less: Cash overdraft included in assets held for sale at end of year	(1.5)	(4.1)	(0.6)
Cash and cash equivalents at the beginning of the year	326.1	231.3	369.0
Cash and cash equivalents at the end of the year	$313.6	$326.1	$231.3
Cash paid for
Income taxes	$64.8	$49.2	$76.5
Interest	$32.6	$31.2	$29.5

See accompanying notes to consolidated financial statements.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
(in millions, except per share amounts)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation. The consolidated financial statements include the accounts of Diebold, Incorporated and its wholly- and majority-owned subsidiaries (collectively, the Company). All significant intercompany accounts and transactions have been eliminated.

Use of Estimates in Preparation of Consolidated Financial Statements. The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses. Such estimates include revenue recognition, the valuation of trade and financing receivables, inventories, goodwill, intangible assets, other long-lived assets, legal contingencies, guarantee obligations and assumptions used in the calculation of income taxes, pension and other post-retirement benefits and customer incentives, among others. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors. Management monitors the economic condition and other factors and will adjust such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

International Operations. The financial statements of the Company’s international operations are measured using local currencies as their functional currencies, with the exception of Venezuela's financial results, which are measured using the currency exchange mechanism, SICAD 2. The Company translates the assets and liabilities of its non-U.S. subsidiaries at the exchange rates in effect at year end and the results of operations at the average rate throughout the year. The translation adjustments are recorded directly as a separate component of shareholders’ equity, while transaction gains (losses) are included in net income.

Venezuelan Currency Devaluation. The Company's Venezuelan operations consisted of a fifty-percent owned subsidiary, which was consolidated. Venezuela financial results were measured using the U.S. dollar as its functional currency because its economy is considered highly inflationary. On March 24, 2014, the Venezuelan government announced a currency exchange mechanism, SICAD 2, which yielded an exchange rate significantly higher than the rates established through the other regulated exchange mechanisms. Management determined that it was unlikely that the Company would be able to convert bolivars under a currency exchange other than SICAD 2. On March 31, 2014, the Company remeasured its Venezuelan balance sheet using the SICAD 2 rate of 50.86 compared to the previous official government rate of 6.30, resulting in a decrease of $6.1 to the Company’s cash balance and net losses of $12.1 that were recorded within foreign exchange (loss) gain, net in the consolidated statements of operations in the first quarter of 2014. In addition, as a result of the currency devaluation, the Company recorded a $4.1 lower of cost or market adjustment related to its service inventory within service cost of sales in the consolidated statements of operations in 2014. On February 10, 2015, the Venezuela government introduced a new foreign currency exchange platform called the Marginal Currency System, or SIMADI, which replaced the SICAD 2 mechanism, yielding another significant increase in the exchange rate. As of March 31, 2015, management determined it was unlikely that the Company would be able to convert bolivars under a currency exchange other than SIMADI and remeasured its Venezuela balance sheet using the SIMADI rate of 192.95 compared to the previous SICAD 2 rate of 50.86, which resulted in a loss of $7.5 recorded within foreign exchange (loss) gain, net in the consolidated statements of operations in the first quarter of 2015.

As of March 31, 2015, the Company agreed to sell its equity interest in its Venezuela joint venture to its joint venture partner and recorded a $10.3 impairment of assets in the first quarter of 2015. On April 29, 2015, the Company closed the sale for the estimated fair market value and recorded a $1.0 reversal of impairment of assets based on final adjustments in the second quarter of 2015, resulting in a $9.3 impairment of assets for the six months ended June 30, 2015. During the remainder of 2015, the Company incurred an additional $0.4 related to uncollectible accounts receivable which is included in selling and administrative expenses on the consolidated statements of operations. The Company no longer has a consolidating entity in Venezuela which was included in the Latin America (LA) segment but will continue to operate in Venezuela on an indirect basis.

Acquisitions and Divestitures. Acquisitions are accounted for using the purchase method of accounting. This method requires the Company to record assets and liabilities of the business acquired at their estimated fair market values as of the acquisition date. Any excess cost of the acquisition over the fair value of the net assets acquired is recorded as goodwill. The Company generally uses valuation specialists to perform appraisals and assist in the determination of the fair values of the assets acquired and liabilities assumed. These valuations require management to make estimates and assumptions that are critical in determining the fair values of the assets and liabilities.

For divestitures, the Company considers assets to be held for sale when management approves and commits to a formal plan to actively market the assets for sale at a price reasonable in relation to their estimated fair value, the assets are available for immediate sale in their present condition, an active program to locate a buyer and other actions required to complete the sale have been initiated, the sale of the assets is probable and expected to be completed within one year (or, if it is expected that others will

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

impose conditions on the sale of the assets that will extend the period required to complete the sale, that a firm purchase commitment is probable within one year) and it is unlikely that significant changes will be made to the plan. Upon designation as held for sale, the Company records the assets at the lower of their carrying value or their estimated fair value, reduced for the cost to dispose of the assets, and ceases to record depreciation expense on the assets.

The Company reports financial results for discontinued operations separately from continuing operations to distinguish the financial impact of the divestiture from ongoing operations. Discontinued operations reporting occurs only when the disposal of a component or a group of components of the Company represents a strategic shift that will have a major effect on the Company's operations and financial results. During the year ended December 31, 2015, management of the Company, through receipt in October 2015 of the required authorization from its Board of Directors after a potential buyer had been identified, committed to a plan to divest the electronic security (ES) business. As such, all of the criteria required for held for sale and discontinued operations classification were met during the fourth quarter of 2015. The pending divestiture of its ES business closed on February 1, 2016. Accordingly, the assets and liabilities, operating results and operating and investing cash flows for are presented as discontinued operations separate from the Company’s continuing operations for all periods presented. Prior period information has been reclassified to present this business as discontinued operations for all periods presented, and has therefore been excluded from both continuing operations and segment results for all periods presented in these consolidated financial statements and the notes to the consolidated financial statements. All assets and liabilities classified as held for sale are included in total current assets based on the cash conversion of these assets and liabilities within one year. These items had no impact on the amounts of previously reported net income attributable to Diebold, Incorporated or total Diebold, Incorporated shareholders' equity (refer to note 21).

Assets and liabilities of a discontinued operation are reclassified as held for sale for all comparative periods presented in the consolidated balance sheet. The results of operations of a discontinued operation are reclassified to income from discontinued operations, net of tax, for all periods presented. For assets that meet the held for sale criteria but do not meet the definition of a discontinued operation, the Company reclassifies the assets and liabilities in the period in which the held for sale criteria are met, but does not reclassify prior period amounts.

Realignment. In the first quarter 2015, the Company announced the realignment of its Brazil and LA businesses to drive greater efficiency and further improve customer service. Beginning with the first quarter of 2015, LA and Brazil operations were reported under one single reportable operating segment and comparative periods have been reclassified for consistency. The presentation of comparative periods also reflects the reclassification of certain global expenses from segment operating profit to corporate charges not allocated to segments due to the 2015 realignment activities.

Reclassification. The Company has reclassified the presentation of certain prior-year information to conform to the current presentation.

Revenue Recognition. The Company’s revenue recognition policy is consistent with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605, Revenue Recognition (ASC 605). In general, the Company records revenue when it is realized, or realizable and earned. The Company considers revenue to be realized, or realizable and earned when, persuasive evidence of an arrangement exists, the products or services have been approved by the customer after delivery and/or installation acceptance or performance of services; the sales price is fixed or determinable within the contract; and collectability is reasonably assured. The Company's products include both hardware and the software required for the equipment to operate as intended, and for product sales, the Company determines the earnings process is complete when title, risk of loss and the right to use the product has transferred to the customer. Within the North America region, the earnings process is completed upon customer acceptance. Where the Company is contractually responsible for installation, customer acceptance occurs upon completion of the installation of all equipment at a job site and the Company’s demonstration that the equipment is in operable condition. Where the Company is not contractually responsible for installation, customer acceptance occurs upon shipment or delivery to a customer location depending on the terms within the contract. Internationally, customer acceptance is upon delivery or completion of the installation depending on the terms in the contract with the customer.

The application of ASC 605 to the Company's customer contracts requires judgment, including the determination of whether an arrangement includes multiple deliverables such as hardware, software, maintenance and/or other services. For contracts that contain multiple deliverables, total arrangement consideration is allocated at the inception of the arrangement to each deliverable based on the relative selling price method. The relative selling price method is based on a hierarchy consisting of vendor specific objective evidence (VSOE) (price when sold on a stand-alone basis), if available, or third-party evidence (TPE), if VSOE is not available, or estimated selling price (ESP) if neither VSOE nor TPE is available. The Company's ESP is consistent with the objective of determining VSOE, which is the price at which we would expect to transact on a stand-alone sale of the deliverable. The determination of ESP is based on applying significant judgment to weigh a variety of company-specific factors including our pricing practices, customer volume, geography, internal costs and gross margin objectives, information gathered from experience in customer negotiations, recent technological trends, and competitive landscape. In contracts that involve multiple deliverables with separately priced extended warranty and product maintenance, these services are typically accounted for under FASB ASC

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

605-20, Separately Priced Extended Warranty and Product Maintenance Contracts where stated price is recognized ratably over the period.

For software sales, excluding software required for the equipment to operate as intended, the Company applies the software revenue recognition principles within FASB ASC 985-605, Software - Revenue Recognition. For software and software-related deliverables (software elements), the Company allocates revenue based upon the relative fair value of these software elements as determined by VSOE. If the Company cannot obtain VSOE for any undelivered software element, revenue is deferred until all deliverables have been delivered or until VSOE can be determined for any remaining undelivered software elements. When the fair value of a delivered element cannot be established, but fair value evidence exists for the undelivered software elements, the Company uses the residual method to recognize revenue. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement consideration is allocated to the delivered elements and recognized as revenue.

The Company has the following revenue streams related to sales to its customers:

Financial Self-Service Product & Managed Service Revenue FSS products are primarily ATMs and other equipment primarily used in the banking industry which include both hardware and the software required for the equipment to operate as intended. The Company also provides service contracts on FSS products that typically cover a 12-month period and can begin at any time after the warranty period expires. The service provided under warranty is limited as compared to those offered under service contracts. Further, warranty is not considered a separate deliverable of the sale and covers only replacement of defective parts inclusive of labor. Service contracts provide additional services beyond those covered under the warranty, including preventative maintenance service, cleaning, supplies stocking and cash handling, all of which are not essential to the functionality of the equipment. Service revenue also includes services and parts the Company provides on a billed-work basis that are not covered by warranty or service contract. The Company also provides customers with integrated services such as outsourced and managed services, including remote monitoring, trouble-shooting, training, transaction processing, currency management, maintenance or full support services.

Electronic Security Products & Managed Service Revenue The Company provides global product sales, service, installation, project management for longer-term contracts and monitoring of original equipment manufacturer electronic security products to financial, government, retail and commercial customers. These solutions provide the Company’s customers a single-source solution to their electronic security needs. The Company has included the net sales from its North America electronic security business as discontinued operations.

Physical Security & Facility Revenue The Company designs, manufactures and/or procures and installs physical security and facility products. These consist of vaults, safe deposit boxes and safes, drive-up banking equipment and a host of other banking facilities products.

Brazil Other The Company offers election and lottery systems product solutions and support to the Brazil government. Election systems revenue consists of election equipment sales, networking, tabulation and diagnostic software development, training, support and maintenance. Lottery systems revenue primarily consists of equipment sales. The election and lottery equipment components are included in product revenue. The software development, training, support and maintenance components are included in service revenue.

Software Solutions & Service Revenue The Company offers software solutions, excluding software required for the equipment to operate as intended, consisting of multiple applications that process events and transactions (networking software) along with the related server. Sales of networking software represent software solutions to customers that allow them to network various different vendors’ ATMs onto one network. Included within service revenue is revenue from software support agreements, which are typically 12 months in duration and pertain to networking software.

Cost of Sales. Cost of products sales is primarily comprised of direct materials and supplies consumed in the manufacturing and distribution of products, as well as related labor, depreciation expense and direct overhead expense necessary to acquire and convert the purchased materials and supplies into finished products. Cost of products sales also includes the cost to distribute products to customers, inbound freight costs, internal transfer costs, warehousing costs and other shipping and handling activity. Cost of services sold is primarily consists of fuel, parts and labor and benefits costs related to installation of products and service maintenance contracts, including call center costs as well as costs for service parts repair centers.

Depreciation and Amortization. Depreciation of property, plant and equipment is computed using the straight-line method for financial statement purposes. Amortization of leasehold improvements is based upon the shorter of original terms of the lease or life of the improvement. Repairs and maintenance are expensed as incurred. Amortization of the Company’s other long-term assets, such as intangible assets and capitalized computer software, is computed using the straight-line method over the life of the asset.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Advertising Costs. Advertising costs are expensed as incurred and were $11.6, $16.7 and $9.8 in 2015, 2014 and 2013, respectively.

Research, Development and Engineering. Research, development and engineering costs are expensed as incurred and were $86.9, $93.6 and $92.2 in 2015, 2014 and 2013, respectively.

Shipping and Handling Costs. The Company recognizes shipping and handling fees billed when products are shipped or delivered to a customer and includes such amounts in net sales. Third-party freight payments are recorded in cost of sales.

Taxes on Income. Deferred taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences, operating loss carry-forwards and tax credits. Deferred tax liabilities are recognized for taxable temporary differences and undistributed earnings in certain tax jurisdictions. Deferred tax assets are reduced by a valuation allowance when, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Determination of a valuation allowance involves estimates regarding the timing and amount of the reversal of taxable temporary differences, expected future taxable income and the impact of tax planning strategies. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company regularly assesses its position with regard to tax exposures and records liabilities for these uncertain tax positions and related interest and penalties, if any, when the tax benefit is not more likely than not realizable. The Company has recorded an accrual that reflects the recognition and measurement process for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. Additional future income tax expense or benefit may be recognized once the positions are effectively settled.

Sales Tax. The Company collects sales taxes from customers and accounts for sales taxes on a net basis.

Cash Equivalents. The Company considers highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Financial Instruments. The carrying amount of cash and cash equivalents, short term investments, trade receivables and accounts payable, approximated their fair value because of the relatively short maturity of these instruments. The Company’s risk-management strategy uses derivative financial instruments such as forwards to hedge certain foreign currency exposures and interest rate swaps to manage interest rate risk. The intent is to offset gains and losses that occur on the underlying exposures, with gains and losses on the derivative contracts hedging these exposures. The Company does not enter into derivatives for trading purposes. The Company recognizes all derivatives on the balance sheet at fair value. Changes in the fair values of derivatives that are not designated as hedges are recognized in earnings. If the derivative is designated and qualifies as a hedge, depending on the nature of the hedge, changes in the fair value of the derivatives are either offset against the change in the hedged assets or liabilities through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings.

Fair Value. The Company measures its financial assets and liabilities using one or more of the following three valuation techniques:

Valuation technique	Description
Market approach	Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.
Cost approach	Amount that would be required to replace the service capacity of an asset (replacement cost).
Income approach	Techniques to convert future amounts to a single present amount based upon market expectations.

The hierarchy that prioritizes the inputs to valuation techniques used to measure fair value is divided into three levels:

Fair value level	Description
Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2
Unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active or inputs, other than quoted prices in active markets, that are observable either directly or indirectly.

Level 3	Unobservable inputs for which there is little or no market data.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses the end of period when determining the timing of transfers between levels.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Short-Term Investments The Company has investments in certificates of deposit that are recorded at cost, which approximates fair value.
Assets Held in Rabbi Trusts / Deferred Compensation The fair value of the assets held in rabbi trusts (refer to notes 6 and 13) is derived from investments in a mix of money market, fixed income and equity funds managed by Bank of America/Merrill Lynch. The related deferred compensation liability is recorded at fair value.
Foreign Exchange Contracts The valuation of foreign exchange forward and option contracts is determined using valuation techniques, including option models tailored for currency derivatives. These contracts are valued using the market approach based on observable market inputs. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including spot rates, foreign currency forward rates, the interest rate curve of the domestic currency, and foreign currency volatility for the given currency pair.
Forward Contracts A substantial portion of the Company’s operations and revenues are international. As a result, changes in foreign exchange rates can create substantial foreign exchange gains and losses from the revaluation of non-functional currency monetary assets and liabilities.
Option Contracts A put option gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period. A call option gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. In connection with the Business Combination, the Company entered into foreign exchange option contracts to purchase or call €1,416.0 for a put of $1,547.1 to limit the effect of exchange rate fluctuations on the cash component of the purchase price consideration which is denominated in euros and approximates €1,162.2 and estimated euro denominated deal related costs and any outstanding Wincor Nixdorf borrowings. These foreign exchange option contracts are non-designated and are included in other current assets or other current liabilities based on the net asset or net liability position, respectively, in our consolidated balance sheets. The gain or loss on these non-designated derivative instruments is reflected in other income (expense) miscellaneous, net in our consolidated statements of operations. Changes in foreign exchange rates between the U.S dollar and euro can create substantial gains and losses from the revaluation of the derivative instrument. The $60.0 delayed premium is recorded at fair value and netted against the fair value of the foreign exchange option contract asset.
Interest Rate Swaps The Company has variable rate debt and is subject to fluctuations in interest related cash flows due to changes in market interest rates. The Company’s policy allows it to periodically enter into derivative instruments designated as cash flow hedges to fix some portion of future variable rate based interest expense. The Company executed two pay-fixed receive-variable interest rate swaps to hedge against changes in the London Interbank Offered Rate (LIBOR) benchmark interest rate on a portion of the Company’s LIBOR-based borrowings. The fair value of the swap is determined using the income approach and is calculated based on LIBOR rates at the reporting date.
Assets and Liabilities Not Measured at Fair Value on a Recurring Basis In addition to assets and liabilities that are measured at fair value on a recurring basis, the Company also measures certain assets and liabilities at fair value on a nonrecurring basis. Our non-financial assets, including goodwill, intangible assets and property, plant and equipment, are measured at fair value when there is an indication of impairment. These assets are recorded at fair value, determined using level 3 inputs, only when an impairment charge is recognized. Further details regarding the Company's goodwill impairment review appear in note 11.
Assets and Liabilities Recorded at Carrying Value The fair value of the Company’s cash and cash equivalents, trade receivables and accounts payable, approximates the carrying value due to the relative short maturity of these instruments.
The fair value of the Company’s industrial development revenue bonds are measured using unadjusted quoted prices in active markets for identical assets categorized as level 1 inputs. The fair value of the Company’s current notes payable and credit facility debt instruments approximates the carrying value due to the relative short maturity of the revolving borrowings under these instruments. The fair values of the Company’s long-term senior notes were estimated using market observable inputs for the Company’s comparable peers with public debt, including quoted prices in active markets, market indices and interest rate measurements, considered level 2 inputs.

Refer to note 19 for further details of assets and liabilities subject to fair value measurement.

Trade Receivables. The Company evaluates the collectability of trade receivables based on a percentage of sales related to historical loss experience and current trends. The Company will also record periodic adjustments for known events such as specific customer circumstances and changes in the aging of accounts receivable balances. After all efforts at collection have been unsuccessful, the account is deemed uncollectible and is written off.

Financing Receivables. The Company evaluates the collectability of notes and finance lease receivables (collectively, financing receivables) on a customer-by-customer basis and evaluates specific customer circumstances, aging of invoices, credit risk changes

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

and payment patterns and historical loss experience. When the collectability is determined to be at risk based on the above criteria, the Company records the allowance for credit losses which represents the Company’s current exposure less estimated reimbursement from insurance claims. After all efforts at collection have been unsuccessful, the account is deemed uncollectible and is written off.

Inventories. The Company primarily values inventories at the lower of cost or market applied on a first-in, first-out basis. The Company identifies and writes down its excess and obsolete inventories to net realizable value based on usage forecasts, order volume and inventory aging. With the development of new products, the Company also rationalizes its product offerings and will write-down discontinued product to the lower of cost or net realizable value.

Deferred Revenue. Deferred revenue is recorded for any services billed to customers and not yet recognizable if the contract period has commenced or for the amount collected from customers in advance of the contract period commencing. In addition, deferred revenue is recorded for products and other deliverables that are billed to and collected from customers prior to revenue being recognizable.

Split-Dollar Life Insurance. The Company recognizes a liability for the post-retirement obligation associated with a collateral assignment arrangement if, based on an agreement with an employee, the Company has agreed to maintain a life insurance policy during the post-retirement period or to provide a death benefit. In addition, the Company recognizes a liability and related compensation costs for future benefits that extend to post-retirement periods.

Goodwill. Goodwill is the cost in excess of the net assets of acquired businesses (refer to note 11). The Company tests all existing goodwill at least annually for impairment on a reporting unit basis. In 2015, the annual goodwill impairment test was performed as of October 31 compared to November 30 in prior years for administrative improvements.

The Company tests for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the carrying value of a reporting unit below its reported amount. The Company’s reporting units are defined as Domestic and Canada, LA, Asia Pacific (AP), and EMEA. Each year, the Company may elect to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. In evaluating whether it is more likely than not the fair value of a reporting unit is less than its carrying amount, the Company considers the following events and circumstances, among others, if applicable: (a) macroeconomic conditions such as general economic conditions, limitations on accessing capital or other developments in equity and credit markets; (b) industry and market considerations such as competition, multiples or metrics and changes in the market for the Company's products and services or regulatory and political environments; (c) cost factors such as raw materials, labor or other costs; (d) overall financial performance such as cash flows, actual and planned revenue and earnings compared with actual and projected results of relevant prior periods; (e) other relevant events such as changes in key personnel, strategy or customers; (f) changes in the composition of a reporting unit's assets or expected sales of all or a portion of a reporting unit; and (g) any sustained decrease in share price.

If the Company's qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying value, or if management elects to perform a quantitative assessment of goodwill, a two-step impairment test is used to identify potential goodwill impairment and measure the amount of any impairment loss to be recognized. In the first step, the Company compares the fair value of each reporting unit with its carrying value. The fair value of the reporting units is determined based upon a combination of the income valuation and market approach in valuation methodology. The income approach uses discounted estimated future cash flows, whereas the market approach or guideline public company method utilizes market data of similar publicly traded companies. The Company’s Step 1 impairment test of goodwill of a reporting unit is based upon the fair value of the reporting unit, defined as the price that would be received to sell the net assets or transfer the net liabilities in an orderly transaction between market participants at the assessment date. In the event that the net carrying amount exceeds the fair value, a Step 2 test must be performed whereby the fair value of the reporting unit’s goodwill must be estimated to determine if it is less than its net carrying amount. In its two-step test, the Company uses the discounted cash flow method and the guideline company method for determining the fair value of its reporting units. Under these methods, the determination of implied fair value of the goodwill for a particular reporting unit is the excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities in the same manner as the allocation in a business combination.

The techniques used in the Company's qualitative assessment and, if necessary, two-step impairment test incorporate a number of assumptions that the Company believes to be reasonable and to reflect market conditions forecast at the assessment date. Assumptions in estimating future cash flows are subject to a high degree of judgment. The Company makes all efforts to forecast future cash flows as accurately as possible with the information available at the time the forecast is made. To this end, the Company evaluates the appropriateness of its assumptions as well as its overall forecasts by comparing projected results of upcoming years with actual results of preceding years and validating that differences therein are reasonable. Key assumptions, all of which are Level 3 inputs, relate to price trends, material costs, discount rate, customer demand and the long-term growth and foreign exchange rates. A number of benchmarks from independent industry and other economic publications were also used. Changes in assumptions and estimates after the assessment date may lead to an outcome where impairment charges would be required

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

in future periods. Specifically, actual results may vary from the Company’s forecasts and such variations may be material and unfavorable, thereby triggering the need for future impairment tests where the conclusions may differ in reflection of prevailing market conditions.

Long-Lived Assets. Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the expected future undiscounted cash flows are less than the carrying amount of the asset, an impairment loss is recognized at that time to reduce the asset to the lower of its fair value or its net book value. The Company tests all existing indefinite-lived intangibles at least annually for impairment as of October 31. As of December 31, 2015, the Company had approximately $4.5 of indefinite-lived tangibles included in other assets on the consolidated balance sheets.

Contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. As additional information becomes available, any potential liability related to these matters is assessed and the estimates are revised, if necessary. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Pensions and Other Post-retirement Benefits. Annual net periodic expense and benefit liabilities under the Company’s defined benefit plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Members of the management investment committee periodically review the actual experience compared with the more significant assumptions used and make adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed based upon the results of actual claims experience. The discount rate is determined by analyzing the average return of high-quality (i.e., AA-rated) fixed-income investments and the year-over-year comparison of certain widely used benchmark indices as of the measurement date. The expected long-term rate of return on plan assets is determined using the plans’ current asset allocation and their expected rates of return based on a geometric averaging over 20 years. The rate of compensation increase assumptions reflects the Company’s long-term actual experience and future and near-term outlook. Pension benefits are funded through deposits with trustees. Other post-retirement benefits are not funded and the Company’s policy is to pay these benefits as they become due.

The Company recognizes the funded status of each of its plans in the consolidated balance sheets. Amortization of unrecognized net gain or loss resulting from experience different from that assumed and from changes in assumptions (excluding asset gains and losses not yet reflected in market-related value) is included as a component of net periodic benefit cost for a year if, as of the beginning of the year, that unrecognized net gain or loss exceeds five percent of the greater of the projected benefit obligation or the market-related value of plan assets. If amortization is required, the amortization is that excess divided by the average remaining service period of participating employees expected to receive benefits under the plan.

The Company records a curtailment when an event occurs that significantly reduces the expected years of future service or eliminates the accrual of defined benefits for the future services of a significant number of employees. A curtailment gain is recorded when the employees who are entitled to the benefits terminate their employment; a curtailment loss is recorded when it becomes probable a loss will occur. Expense from curtailments is recorded in selling and administrative expense on the consolidated statements of operations.
Recently Adopted Accounting Guidance
In April 2014, the FASB issued Accounting Standards Update (ASU) 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASU 2014-08), which includes amendments that change the requirements for reporting discontinued operations and require additional disclosures about discontinued operations. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results. Additionally, ASU 2014-08 requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income and expenses of discontinued operations. In the second quarter of 2014, the Company adopted ASU 2014-08. The adoption of this update did not have a material impact on the financial statements of the Company.

In April 2015, the FASB issued ASU 2015-03, Interest-Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs (ASU 2015-03), which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Additionally, in August 2015, the FASB issued ASU 2015-15, Interest-Imputation of Interest: Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting (ASU 2015-15). The standards became effective for the Company on January 1, 2016. The adoption of ASU 2015-03 and ASU 2015-15 resulted in a reclassification of $6.9 and $2.5 from other assets to long-term debt as of December 31, 2015 and 2014, respectively.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Recently Issued Accounting Guidance
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The standard is effective for the Company on January 1, 2018. Early application is permitted on the original adoption date of January 1, 2017. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In May 2015, the FASB issued ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share or Its Equivalent (ASU 2015-07). The amendments in this update remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient. The standard is effective for the Company on January 1, 2016. The adoption of ASU 2015-07 is not expected to have a material impact on the financial statements of the Company.

In July 2015, the FASB issued ASU 2015-12, Plan Accounting: Defined Benefit Plan (Topic 960), Defined Contribution Pension Plans (Topic 962), Health and Welfare Benefit Plans (Topic 965): (Part I) Fully Benefit-Responsive Investment Contracts, (Part II) Plan Investment Disclosures, (Part III) Measurement Date Practical Expedient (ASU 2015-12), which is a three-part update with the objective of simplifying benefit plan reporting to make the information presented more useful to the reader. Part I designates contract value as the only required measure for fully benefit-responsive investment contracts (FBRIC). A FBRIC is a guaranteed investment contract between the plan and an issuer in which the issuer agrees to pay a predetermined interest rate and principal for a set amount deposited with the issuer. Part II simplifies the investment disclosure requirements for employee benefits plans. Part III provides an alternative measurement date for fiscal periods that do not coincide with a month-end date. This guidance is effective for fiscal years beginning after December 15, 2015. The amendments in Parts I and II of this standard are effective retrospectively. The standard is effective for the Company on January 1, 2016. The adoption of ASU 2015-12 is not expected to have a material impact on the financial statements of the Company.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments (ASU 2015-16). The amendments in this update require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments in this update require that the acquirer record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date and presented separately on the face of the income statement or disclosed in the notes by line item. The standard is effective for the Company on January 1, 2016. The adoption of ASU 2015-16 is not expected to have a material impact on the financial statements of the Company.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (ASU 2015-17). This amendment requires the presentation of deferred tax assets and liabilities to be categorized as noncurrent on the balance sheet, instead of being classified as current or noncurrent. The standard is effective for the Company for annual periods beginning after December 15, 2016, with early adoption permitted. The adoption of ASU 2015-17 is not expected to have a material impact on the financial statements of the Company.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01). This amendment requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The amendment simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. The amendment requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. Additionally, the update requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments and requires an entity to separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements. The standard is effective for the Company on December 15, 2017, with early adoption permitted.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The FASB issued the update to require the recognition of lease assets and liabilities on the balance sheet of lessees. The standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within such fiscal years. The ASU requires a modified retrospective transition method with the option to elect a package of practical expedients. Early adoption is permitted. The Company is evaluating the effect that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

NOTE 2: EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is based on the weighted-average number of common shares outstanding. Diluted earnings (loss) per share includes the dilutive effect of potential common shares outstanding. Under the two-class method of computing earnings (loss) per share, non-vested share-based payment awards that contain rights to receive non-forfeitable dividends are considered participating securities. The Company’s participating securities include restricted stock units (RSUs), director deferred shares and shares that were vested but deferred by employees. The Company calculated basic and diluted earnings (loss) per share under both the treasury stock method and the two-class method. For the years presented there were no differences in the earnings (loss) per share amounts calculated using the two methods. Accordingly, the treasury stock method is disclosed below.

The following table represents amounts used in computing earnings (loss) per share and the effect on the weighted-average number of shares of dilutive potential common shares for the years ended December 31:

	2015	2014	2013
Numerator
Income (loss) used in basic and diluted earnings (loss) per share
Income (loss) from continuing operations, net of tax	$59.5	$107.3	$(190.2)
Income attributable to noncontrolling interests, net of tax	1.7	2.6	5.1
Income (loss) before discontinued operations, net of tax	57.8	104.7	(195.3)
Income from discontinued operations, net of tax	15.9	9.7	13.7
Net income (loss) attributable to Diebold, Incorporated	$73.7	$114.4	$(181.6)
Denominator
Weighted-average number of common shares used in basic earnings (loss) per share	64.9	64.5	63.7
Effect of dilutive shares (1)	0.7	0.7	—
Weighted-average number of shares used in diluted earnings (loss) per share	65.6	65.2	63.7
Basic earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$0.89	$1.62	$(3.06)
Income from discontinued operations, net of tax	0.24	0.15	0.21
Net income (loss) attributable to Diebold, Incorporated	$1.13	$1.77	$(2.85)
Diluted earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$0.88	$1.61	$(3.06)
Income from discontinued operations, net of tax	0.24	0.15	0.21
Net income (loss) attributable to Diebold, Incorporated	$1.12	$1.76	$(2.85)

Anti-dilutive shares
Anti-dilutive shares not used in calculating diluted weighted-average shares	1.5	1.1	2.6

(1)
Incremental shares of 0.5 were excluded from the computation of diluted loss per share for the year ended December 31, 2013 because their effect is anti-dilutive due to the loss from continuing operations.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

NOTE 3: ACCUMULATED OTHER COMPREHENSIVE LOSS
The following table summarizes the changes in the Company’s accumulated other comprehensive loss (AOCI), net of tax, by component for the year ended December 31:

	Translation	Foreign Currency Hedges	Interest Rate Hedges	Pension and Other Post-Retirement Benefits	Unrealized Gain on Securities, Net	Other	Accumulated Other Comprehensive Loss
Balance at December 31, 2013	$(2.4)	$(1.9)	$(1.0)	$(52.0)	$2.7	$0.3	$(54.3)
Other comprehensive (loss) income before reclassifications (1)	(72.5)	0.5	0.7	(63.7)	(0.5)	—	(135.5)
Amounts reclassified from AOCI	—	—	(0.2)	1.7	(2.2)	—	(0.7)
Net current period other comprehensive (loss) income	(72.5)	0.5	0.5	(62.0)	(2.7)	—	(136.2)
Balance at December 31, 2014	$(74.9)	$(1.4)	$(0.5)	$(114.0)	$—	$0.3	$(190.5)
Other comprehensive (loss) income before reclassifications (1)	(140.7)	6.4	0.8	2.1	—	0.1	(131.3)
Amounts reclassified from AOCI	—	—	(0.4)	4.1	—	—	3.7
Net current period other comprehensive (loss) income	(140.7)	6.4	0.4	6.2	—	0.1	(127.6)
Balance at December 31, 2015	$(215.6)	$5.0	$(0.1)	$(107.8)	$—	$0.4	$(318.1)

(1)
Other comprehensive (loss) income before reclassifications within the translation component excludes losses of $0.6 and $1.2 and translation attributable to noncontrolling interests for December 31, 2015 and 2014, respectively.

The following table summarizes the details about amounts reclassified from AOCI for the year ended December 31:

	2015	2014
	Amount Reclassified from AOCI	Amount Reclassified from AOCI	Affected Line Item in the Statement of Operations
Interest rate hedges (net of tax of $0.2 and $0.1, respectively)	$(0.4)	$(0.2)	Interest expense
Pension and post-retirement benefits:
Net prior service benefit amortization (net of tax of $0.1 and $0.1, respectively)	(0.1)	(0.3)	(1)
Net actuarial losses recognized during the year (net of tax of $(2.7) and $(1.2), respectively)	4.2	2.0	(1)
	4.1	1.7
Unrealized loss on securities (net of tax of $(0.0) and $(0.0), respectively)	—	(2.2)	Investment income
Total reclassifications for the period	$3.7	$(0.7)

(1)	Pension and other post-retirement benefits AOCI components are included in the computation of net periodic benefit cost (refer to note 13 to the consolidated financial statements).

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

NOTE 4: SHARE-BASED COMPENSATION AND EQUITY

Dividends. On the basis of amounts declared and paid quarterly, the annualized dividends per share were $1.15 a for the years ended December 31, 2015, 2014 and 2013, respectively.

Share-Based Compensation Cost. The Company recognizes costs resulting from all share-based payment transactions based on the fair market value of the award as of the grant date. Awards are valued at fair value and compensation cost is recognized on a straight-line basis over the requisite periods of each award. The Company estimated forfeiture rates are based on historical experience. To cover the exercise and/or vesting of its share-based payments, the Company generally issues new shares from its authorized, unissued share pool. The number of common shares that may be issued pursuant to the Amended and Restated 1991 Equity and Performance Incentive Plan (as amended and restated as of February 12, 2014) (1991 Plan) was 8.6, of which 5.0 shares were available for issuance at December 31, 2015.

The following table summarizes the components of the Company’s employee and non-employee share-based compensation programs recognized as selling and administrative expense for the years ended December 31:

	2015	2014	2013
Stock options
Pre-tax compensation expense	$3.6	$2.7	$6.0
Tax benefit	(1.3)	(1.0)	(2.2)
Stock option expense, net of tax	$2.3	$1.7	$3.8

Restricted stock units
Pre-tax compensation expense	$8.6	$6.0	$5.6
Tax benefit	(2.4)	(1.9)	(1.7)
RSU expense, net of tax	$6.2	$4.1	$3.9

Performance shares
Pre-tax compensation expense	$0.2	$12.5	$2.2
Tax benefit	(0.1)	(4.2)	(0.8)
Performance share expense, net of tax	$0.1	$8.3	$1.4

Director deferred shares
Pre-tax compensation expense	$—	$0.3	$1.1
Tax benefit	—	(0.1)	(0.4)
Director deferred share expense, net of tax	$—	$0.2	$0.7

Total share-based compensation
Pre-tax compensation expense	$12.4	$21.5	$14.9
Tax benefit	(3.8)	(7.2)	(5.1)
Total share-based compensation, net of tax	$8.6	$14.3	$9.8

The following table summarizes information related to unrecognized share-based compensation costs as of December 31, 2015:

	Unrecognized Cost	Weighted-Average Period
		(years)
Stock options	$2.9	1.3
RSUs	12.1	1.8
Performance shares	4.9	1.7
	$19.9

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

SHARE-BASED COMPENSATION AWARDS
Stock options, RSUs, restricted shares and performance shares have been issued to officers and other management employees under the Company’s 1991 Plan.

Stock Options
Stock options generally vest after a one- to five-year period and have a maturity of ten years from the issuance date. Option exercise prices equal the closing price of the Company’s common shares on the date of grant. The estimated fair value of the options granted was calculated using a Black-Scholes option pricing model using the following assumptions:

	2015	2014	2013
Expected life (in years)	6	5	6
Weighted-average volatility	31%	31%	38%
Risk-free interest rate	1.50%	1.47-1.66%	1.08-1.27%
Expected dividend yield	3.12%	3.59%	3.23-3.59%
The Company uses historical data to estimate option exercise timing within the valuation model. Employees with similar historical exercise behavior with regard to timing and forfeiture rates are considered separately for valuation and attribution purposes. Expected volatility is based on historical volatility of the price of the Company’s common shares. The risk-free rate of interest is based on a zero-coupon U.S. government instrument over the expected life of the equity instrument. The expected dividend yield is based on actual dividends paid per share and the price of the Company’s common shares.

Options outstanding and exercisable as of December 31, 2015 and changes during the year ended were as follows:

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value (1)
		(per share)	(in years)
Outstanding at January 1, 2015	1.6	$37.11
Expired or forfeited	(0.3)	$48.64
Exercised	(0.1)	$29.55
Granted	0.5	$32.33
Outstanding at December 31, 2015	1.7	$34.21	7	$0.2
Options exercisable at December 31, 2015	0.9	$35.47	5	$0.2
Options vested and expected to vest (2) at December 31, 2015	1.6	$34.25	7	$0.2

(1)
The aggregate intrinsic value represents the total pre-tax intrinsic value (the difference between the Company’s closing share price on the last trading day of the year in 2015 and the exercise price, multiplied by the number of “in-the-money” options) that would have been received by the option holders had all option holders exercised their options on December 31, 2015. The amount of aggregate intrinsic value will change based on the fair market value of the Company’s common shares.

(2)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumption to total outstanding non-vested options.

The aggregate intrinsic value of options exercised for the years ended December 31, 2015, 2014 and 2013 was $0.7, $2.1 and $2.1, respectively. The weighted-average grant-date fair value of stock options granted for the years ended December 31, 2015, 2014 and 2013 was $7.04, $6.75 and $7.79, respectively. Total fair value of stock options vested during the years ended December 31, 2015, 2014 and 2013 was $2.7, $1.8 and $8.0, respectively. Exercise of options during the year ended December 31, 2015, 2014 and 2013 resulted in cash receipts of $3.5, $14.6 and $16.7, respectively.

Restricted Stock Units
Each RSU provides for the issuance of one common share of the Company at no cost to the holder and are granted to both employees and non-employee directors. RSUs for employees vest after a three- or seven-year period and for non-employee directors vest after one year. During the vesting period, employees and non-employee directors are paid the cash equivalent of dividends on RSUs. Non-vested employee RSUs are forfeited upon termination unless the Board of Directors determines otherwise.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Non-vested RSUs outstanding as of December 31, 2015 and changes during the year ended were as follows:

	Number of Shares	Weighted-Average Grant-Date Fair Value
Non-vested at January 1, 2015	0.7	$33.72
Forfeited	(0.1)	$33.64
Vested	(0.2)	$36.03
Granted (1)	0.5	$32.74
Non-vested at December 31, 2015	0.9	$32.53

(1)
The RSUs granted during the year ended December 31, 2015 include 33 thousand 1-year RSUs to non-employee directors under the 1991 Plan. These RSUs have a weighted-average grant-date fair value between $33.85 and $35.92.

The weighted-average grant-date fair value of RSUs granted for the years ended December 31, 2015, 2014 and 2013 was $32.74, $35.25 and $30.14, respectively. The total fair value of RSUs vested during the years ended December 31, 2015, 2014 and 2013 was $6.4, $4.4 and $9.2, respectively.

Performance Shares
Performance shares are granted to employees and vest based on the achievement of certain performance objectives, as determined by the Board of Directors each year. Each performance share earned entitles the holder to one common share of the Company. The Company's performance shares include performance objectives are assessed after a three-year period as well as performance objectives that are assessed annually over a three-year period. No shares are vested unless certain performance threshold objectives are met.

Non-vested performance shares outstanding as of December 31, 2015 and changes during the year ended were as follows:

	Number of Shares	Weighted-Average Grant-Date Fair Value
Non-vested at January 1, 2014 (1)	1.1	$37.38
Forfeited	(0.7)	$34.72
Vested	(0.1)	$35.55
Granted	0.5	$32.50
Non-vested at December 31, 2015	0.8	$34.06

(1)
Non-vested performance shares are based on a maximum potential payout. Actual shares vested at the end of the performance period may be less than the maximum potential payout level depending on achievement of the performance objectives, as determined by the Board of Directors.

The weighted-average grant-date fair value of performance shares granted for the years ended December 31, 2015, 2014 and 2013 was $32.50, $38.07 and $29.15, respectively. The total fair value of performance shares vested during the years ended December 31, 2015, 2014 and 2013 was $5.1, $0.0 and $1.1, respectively.

Director Deferred Shares
Deferred shares have been issued to non-employee directors under the 1991 Plan. Deferred shares provide for the issuance of one common share of the Company at no cost to the holder. Deferred shares vest in either a six- or twelve-month period and are issued at the end of the deferral period. During the vesting period and until the common shares are issued, non-employee directors are paid the cash equivalent of dividends on deferred shares.

As of December 31, 2015, there were 0.1 non-employee director deferred shares vested and outstanding. There were no deferred shares granted in 2015 or 2014. The weighted-average grant-date fair value of deferred shares granted for the year ended December 31, 2013 was $29.73 per share. The aggregate intrinsic value of deferred shares released during the years ended December 31, 2015, 2014 and 2013 was $0.2, $0.1 and $1.0, respectively. Total fair value of deferred shares vested for the years ended December 31, 2015, 2014 and 2013 was $0.0, $0.9 and $1.1, respectively.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Other Non-employee Share-Based Compensation
In connection with the acquisition of Diebold Colombia, S.A., in December 2005, the Company issued warrants to purchase 0.1 common shares with an exercise price of $46.00 per share and grant-date fair value of $14.66 per share. The grant-date fair value of the warrants was valued using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.45 percent, dividend yield of 1.63 percent, expected volatility of 30 percent, and contractual life of six years. The warrants will expire in December 2016.

NOTE 5: INCOME TAXES

The following table presents components of income (loss) from continuing operations before income taxes for the years ended December 31:

	2015	2014	2013
Domestic	$(56.6)	$(15.3)	$(193.1)
Foreign	102.4	170.0	51.3
Total	$45.8	$154.7	$(141.8)

The following table presents the components of income tax (benefit) expense from continuing operations for the years ended December 31:

	2015	2014	2013
Current
U.S. federal	$(2.0)	$0.3	$3.2
Foreign	38.2	61.5	59.3
State and local	(0.6)	—	2.4
Total current	35.6	61.8	64.9
Deferred
U.S. federal	(38.3)	(2.6)	(20.2)
Foreign	(11.1)	(9.4)	9.7
State and local	0.1	(2.4)	(6.0)
Total deferred	(49.3)	(14.4)	(16.5)
Income tax (benefit) expense	$(13.7)	$47.4	$48.4

In addition to the income tax (benefit) expense listed above for the years ended December 31, 2015, 2014 and 2013, income tax expense (benefit) allocated directly to shareholders equity for the same periods was $5.4, $(38.5) and $67.4, respectively. Offsetting the income tax expense (benefit) allocated directly to shareholders equity for the years ended December 31, 2015, 2014 and 2013 was a benefit of $20.4, $9.2 and $9.0, respectively, related to current year movement in valuation allowance. Income tax expense allocated to discontinued operations for the years ended December 31, 2015, 2014 and 2013 was $9.6, $6.2 and $8.3, respectively.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Income tax (benefit) expense attributable to income (loss) from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to pretax income (loss) from continuing operations. The following table presents these differences for the years ended December 31:

	2015	2014	2013
Statutory tax expense (benefit)	$16.0	$54.1	$(49.6)
Brazil non-taxable incentive	(4.2)	(15.5)	(7.8)
Valuation allowance	(0.7)	9.5	43.9
Brazil tax goodwill amortization	—	(1.5)	(3.8)
Foreign tax rate differential	(19.4)	(14.9)	(12.4)
Foreign subsidiary earnings	(9.1)	14.6	59.3
Accrual adjustments	1.5	2.2	5.8
Non-deductible goodwill	—	—	5.2
FCPA provision, nondeductible portion	—	—	5.4
Business tax credits	(1.4)	(2.4)	(2.1)
Non-deductible (non-taxable) items	4.2	—	5.4
Other	(0.6)	1.3	(0.9)
Income tax (benefit) expense	$(13.7)	$47.4	$48.4
In 2015, the repatriation of foreign earnings, the associated recognition of foreign tax credits and related benefits due to the passage of the Protecting Americans from Tax Hikes (PATH) Act of 2015, were recorded.
In the second quarter of 2013, the Company recorded a valuation allowance for the Brazil manufacturing subsidiary due to a change in circumstances including lower profitability in core operations, lower anticipated taxable income and an unfavorable business outlook. The Company also changed its assertion regarding the indefinite reinvestment of foreign subsidiary earnings due primarily to forecasted cash needs within the United States and strategic decisions related to the Company’s capital structure. As a result, the Company recorded current and deferred tax expense (net of related foreign tax credits) due to the repatriation of earnings of approximately $55.0.

The Company recognizes the benefit of tax positions taken or expected to be taken in its tax returns in the consolidated financial statements when it is more likely than not that the position will be sustained upon examination by authorities. Recognized tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon settlement.
Details of the unrecognized tax benefits are as follows:

	2015	2014
Balance at January 1	$15.0	$16.6
Decreases related to prior year tax positions	(0.4)	0.3
Increases related to current year tax positions	0.9	0.7
Settlements	(0.2)	(2.5)
Reduction due to lapse of applicable statute of limitations	(2.2)	(0.1)
Balance at December 31	$13.1	$15.0

The entire amount of unrecognized tax benefits, if recognized, would affect the Company’s effective tax rate.

The Company classifies interest expense and penalties related to the underpayment of income taxes in the consolidated financial statements as income tax expense. Consistent with the treatment of interest expense, the Company accrues interest income on overpayments of income taxes where applicable and classifies interest income as a reduction of income tax expense in the consolidated financial statements. As of December 31, 2015 and 2014, accrued interest and penalties related to unrecognized tax benefits totaled approximately $7.2 and $7.4, respectively.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

It is reasonably possible that the total amount of unrecognized tax benefits will change during the next 12 months. The Company does not expect those changes to have a significant impact on its consolidated financial statements. The expected timing of payments cannot be determined with any degree of certainty.

As of December 31, 2015, the Company is under audit by the Internal Revenue Service (IRS) for tax years ended December 31, 2011, 2012 and 2013. During the year ended December 31, 2014, the IRS completed its examination of the Company’s U.S. federal income tax returns for the years 2008-2010 and issued a Revenue Agent’s Report (RAR). The net tax deficiency, excluding interest, associated with the RAR is $6.3 after net operating loss utilization. The Company appealed the findings in the RAR and a preliminary agreement was reached in 2015. The Company believes it has adequately provided for any related uncertain tax positions. All federal tax years prior to 2005 are closed by statute. The Company is subject to tax examination in various U.S. state jurisdictions for tax years 2009 to the present, as well as various foreign jurisdictions for tax years 2008 to the present.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31 are as follows:

	2015	2014
Deferred tax assets
Accrued expenses	$40.8	$56.7
Warranty accrual	22.0	35.6
Deferred compensation	14.0	15.8
Allowance for doubtful accounts	11.9	9.1
Inventories	12.7	14.1
Deferred revenue	20.1	12.5
Pension and post-retirement benefits	70.4	73.0
Tax credits	62.5	33.4
Net operating loss carryforwards	58.5	68.9
Capital loss carryforwards	1.9	—
State deferred taxes	16.3	17.4
Other	12.1	3.4
	343.2	339.9
Valuation allowance	(63.9)	(88.0)
Net deferred tax assets	$279.3	$251.9

Deferred tax liabilities
Property, plant and equipment	$20.5	$18.3
Goodwill and intangible assets	17.6	17.5
Partnership interest	7.7	13.1
Undistributed earnings	7.3	14.3
Net deferred tax liabilities	53.1	63.2
Net deferred tax asset	$226.2	$188.7

Deferred income taxes reported in the consolidated balance sheets as of December 31 are as follows:

	2015	2014
Deferred income taxes - current assets	$168.8	$111.0
Deferred income taxes - long-term assets	65.3	86.5
Other current liabilities	(6.0)	(2.3)
Deferred income taxes - long-term liabilities	(1.9)	(6.5)
Net deferred tax asset	$226.2	$188.7

At December 31, 2015, the Company had domestic and international net operating loss (NOL) carryforwards of $422.4, resulting in an NOL deferred tax asset of $58.5. Of these NOL carryforwards, $300.3 expire at various times between 2016 and 2036 and

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

$122.1 does not expire. At December 31, 2015, the Company had a domestic foreign tax credit carryforward resulting in a deferred tax asset of $50.3 that will expire between 2020 and 2026 and a general business credit carryforward resulting in a deferred tax asset of $12.0 that will expire between 2030 and 2036.

The Company recorded a valuation allowance to reflect the estimated amount of certain foreign and state deferred tax assets that, more likely than not, will not be realized. The net change in total valuation allowance for the years ended December 31, 2015 and 2014 was a decrease of $24.1 and an increase of $0.2, respectively. The 2015 valuation allowance decrease is currency driven relating mostly to the weakening of the Brazil real.

For the years ended December 31, 2015 and 2014, provisions were made for foreign withholding taxes and estimated U.S. income taxes, less available tax credits, which may be incurred upon the remittance of certain undistributed earnings in foreign subsidiaries and foreign unconsolidated affiliates. Provisions have not been made for income taxes on approximately $554.8 of undistributed earnings at December 31, 2015 in foreign subsidiaries and corporate joint ventures that are deemed permanently reinvested. Determination of the amount of unrecognized deferred income tax liabilities on these earnings is not practicable because such liability, if any, depends on certain circumstances existing if and when remittance occurs. A deferred tax liability will be recognized if and when the Company no longer plans to permanently reinvest these undistributed earnings.

NOTE 6: INVESTMENTS

The Company’s investments, primarily in Brazil, consist of certificates of deposit that are classified as available-for-sale and stated at fair value based upon quoted market prices. Unrealized gains and losses are recorded in AOCI. Realized gains and losses are recognized in investment income and are determined using the specific identification method. There were no realized gains from the sale of securities or proceeds from the sale of available-for-sale securities for the years ended December 31, 2015. Realized gains from the sale of securities were $0.5 and proceeds from the sale of available-for-sale securities were $39.6 during the year ended December 31, 2014.

The Company has deferred compensation plans that enable certain employees to defer receipt of a portion of their cash, 401(k) or share-based compensation and non-employee directors to defer receipt of director fees at the participants’ discretion. For deferred cash-based compensation, the Company established rabbi trusts (refer to note 13), which are recorded at fair value of the underlying securities within securities and other investments. The related deferred compensation liability is recorded at fair value within other long-term liabilities. Realized and unrealized gains and losses on marketable securities in the rabbi trusts are recognized in investment income.

The Company’s investments, excluding cash surrender value of insurance contracts of $75.9 and $73.9 as of December 31, 2015 and 2014, respectively, consist of the following:

	Cost Basis	Unrealized Gain	Fair Value
As of December 31, 2015
Short-term investments
Certificates of deposit	$39.9	$—	$39.9
Long-term investments
Assets held in a rabbi trust	$9.3	$—	$9.3

As of December 31, 2014
Short-term investments
Certificates of deposit	$136.7	$—	$136.7
Long-term investments:
Assets held in a rabbi trust	$9.3	$0.4	$9.7

NOTE 7: FINANCE LEASE RECEIVABLES

The Company provides financing arrangements to customers purchasing its products. These financing arrangements are largely classified and accounted for as sales-type leases.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The following table presents finance lease receivables sold by the Company for the years ended December 31:

	2015	2014	2013
Finance lease receivables sold	$10.6	$22.0	$—

The following table presents the components of finance lease receivables as of December 31:

	2015	2014
Gross minimum lease receivable	$76.0	$161.2
Allowance for credit losses	(0.5)	(0.4)
Estimated unguaranteed residual values	5.2	6.1
	80.7	166.9
Less:
Unearned interest income	(4.4)	(1.3)
Unearned residuals	(1.4)	(7.3)
	(5.8)	(8.6)
Total	$74.9	$158.3

Future minimum payments due from customers under finance lease receivables as of December 31, 2015 are as follows:

2016	$44.8
2017	22.1
2018	4.7
2019	2.2
2020	1.2
Thereafter	1.0
$76.0

NOTE 8: ALLOWANCE FOR CREDIT LOSSES

The following table summarizes the Company’s allowance for credit losses and amount of financing receivables evaluated for impairment:

	Finance Leases	Notes Receivable	Total
Allowance for credit losses
Balance at January 1, 2014	$0.4	$4.1	$4.5
Provision for credit losses	0.2	—	0.2
Write-offs	(0.2)	—	(0.2)
Balance at December 31, 2014	$0.4	$4.1	$4.5
Provision for credit losses	0.2	—	0.2
Write-offs	(0.1)	—	(0.1)
Balance at December 31, 2015	$0.5	$4.1	$4.6

The Company's allowance of $4.6 and $4.5 for the years ended December 31, 2015 and 2014, respectively, all resulted from individual impairment evaluation. As of December 31, 2015, finance leases and notes receivables individually evaluated for impairment were $75.3 and $22.5, respectively. As of December 31, 2014, finance leases and notes receivables individually evaluated for impairment were $149.7 and $23.1, respectively. As of December 31, 2015 and 2014, the Company’s financing receivables in LA were $58.8 and $127.9, respectively. The decrease is related primarily to the strengthening U.S. dollar compared to the Brazil real and recurring customer payments for financing arrangements in LA.

The Company records interest income and any fees or costs related to financing receivables using the effective interest method over the term of the lease or loan. The Company reviews the aging of its financing receivables to determine past due and delinquent accounts. Credit quality is reviewed at inception and is re-evaluated as needed based on customer-specific circumstances.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Receivable balances 60 days to 89 days past due are reviewed and may be placed on nonaccrual status based on customer-specific circumstances. Receivable balances are placed on nonaccrual status upon reaching greater than 89 days past due. Upon receipt of payment on nonaccrual financing receivables, interest income is recognized and accrual of interest is resumed once the account has been made current or the specific circumstances have been resolved.

As of December 31, 2015 and 2014, the recorded investment in past-due financing receivables on nonaccrual status was $0.7 and $2.2, respectively, and there was no recorded investment in finance receivables past due 90 days or more and still accruing interest. The recorded investment in impaired notes receivable was $4.1 as of December 31, 2015 and 2014 and was fully reserved.

The following table summarizes the Company’s aging of past-due notes receivable balances:

	December 31,
	2015	2014
30-59 days past due	$0.1	$0.1
60-89 days past due	—	—
> 89 days past due	3.0	1.5
Total past due	$3.1	$1.6

NOTE 9: INVENTORIES

The following table summarizes the major classes of inventories as of December 31:

	2015	2014
Finished goods	$145.8	$194.8
Service parts	175.4	107.7
Raw materials and work in process	48.1	72.2
Total inventories	$369.3	$374.7

NOTE 10: PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment, at cost less accumulated depreciation and amortization as of December 31:

	Estimated Useful Life (years)	2015	2014
Land and land improvements	0-15	$6.1	$7.0
Buildings and building equipment	15	57.7	59.5
Machinery, tools and equipment	5-12	83.5	86.0
Leasehold improvements (1)	10	22.1	24.1
Computer equipment	3-5	58.4	56.6
Computer software	5-10	188.4	160.2
Furniture and fixtures	5-8	62.0	63.6
Tooling	3-5	104.5	94.6
Construction in progress		26.3	53.2
Total property plant and equipment, at cost		$609.0	$604.8
Less accumulated depreciation and amortization		433.7	439.1
Total property plant and equipment, net		$175.3	$165.7

(1)	The estimated useful life for leasehold improvements is the lesser of 10 years or the term of the lease.

During 2015, 2014 and 2013, depreciation expense, computed on a straight-line basis over the estimated useful lives of the related assets, was $40.7, $48.2 and $50.2, respectively.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

NOTE 11: GOODWILL AND OTHER ASSETS

The changes in carrying amounts of goodwill within the Company’s segments are summarized as follows:

	NA	AP	EMEA	LA	Total
Goodwill	$112.1	$41.3	$168.7	$148.5	$470.6
Assets held for sale	(33.9)	—	—	—	(33.9)
Accumulated impairment losses	(13.2)	—	(168.7)	(108.8)	(290.7)
Balance at January 1, 2014	65.0	41.3	—	39.7	146.0
Divestiture	(1.6)	—	—	—	(1.6)
Currency translation adjustment	(0.2)	(1.3)	—	(4.8)	(6.3)
Goodwill	76.4	40.0	168.7	143.7	428.8
Accumulated impairment losses	(13.2)	—	(168.7)	(108.8)	(290.7)
Balance at December 31, 2014	63.2	40.0	—	34.9	138.1
Goodwill acquired	39.7	—	—	—	39.7
Currency translation adjustment	(3.4)	(2.4)	—	(10.5)	(16.3)
Goodwill	112.7	37.6	168.7	133.2	452.2
Accumulated impairment losses	(13.2)	—	(168.7)	(108.8)	(290.7)
Balance at December 31, 2015	$99.5	$37.6	$—	$24.4	$161.5

Goodwill. In the fourth quarter of 2015, goodwill was reviewed for impairment based on a two-step test, which resulted in no impairment in any of the Company's reporting units. Management determined that the LA and AP reporting units had excess fair value of approximately $7.2 or 1.3 percent and approximately $149.4 or 56.5 percent, respectively, when compared to their carrying amounts. The Domestic and Canada reporting unit, included in the NA reportable segment, had excess fair value greater than 100.0 percent when compared to its carrying amount.

In March 2015, the Company acquired Phoenix, a world leader in developing innovative multi-vendor software solutions for ATMs and a host of other FSS applications. Preliminary goodwill and other intangible assets resulting from the acquisition were $39.7 and $26.8, respectively, and are primarily included in the NA reportable operating segment. The amount allocated to goodwill associated with the Phoenix acquisition is primarily the result of anticipated synergies and market expansion. The purchase price allocations are preliminary and subject to further adjustment until all pertinent information regarding the assets acquired and liabilities assumed are fully evaluated. The goodwill associated with the transaction is not deductible for income tax purposes. During 2014, NA had a reduction to goodwill of $1.6 relating to the divestiture of Eras.

During the third quarter of 2013, the Company performed an other-than-annual assessment for its LA reporting unit based on a two-step impairment test as a result of a reduced earnings outlook for the LA business unit. This was due to a deteriorating macro-economic outlook, structural changes to an auction-based purchasing environment and new competitors entering the market. The Company concluded that the goodwill within the LA reporting unit was partially impaired and recorded a $70.0 pre-tax, non-cash goodwill impairment charge. In the fourth quarter of 2013, the LA reporting unit was reviewed for impairment based on a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. In addition, the remaining reporting units were reviewed based on a two-step test. These tests resulted in no additional impairment in any of the Company's reporting units.

Other Assets. Other assets consists of net capitalized computer software development costs, patents, trademarks and other intangible assets. Where applicable, other assets are stated at cost and, if applicable, are amortized ratably over the relevant contract period or the estimated life of the assets. Fees to renew or extend the term of the Company’s intangible assets are expensed when incurred.

Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the expected future undiscounted cash flows are less than the carrying amount of the asset, an impairment loss is recognized at that time to reduce the asset to the lower of its fair value or its net book value. The Company tests all existing indefinite-lived intangibles at least annually for impairment as of October 31. As of December 31, 2015, the Company had approximately $4.5 of indefinite-lived tangibles included in other intangibles.

For the year ended December 31, 2015, the Company recorded other asset-related impairment charges of $18.9. As of March 31, 2015, the Company agreed to sell its equity interest in its Venezuela joint venture to its joint venture partner and recorded a $10.3 impairment of assets in the first quarter of 2015. On April 29, 2015, the Company closed the sale for the estimated fair market value and recorded a $1.0 reversal of impairment of assets based on final adjustments in the second quarter of 2015, resulting in

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

a $9.3 impairment of assets for the six months ended June 30, 2015. During the remainder of 2015, the Company incurred an additional $0.4 related to uncollectible accounts receivable, which is included in selling and administrative expenses on the consolidated statements of operations. The Company no longer has a consolidating entity in Venezuela but will continue to operate in Venezuela on an indirect basis. Additionally, the Company recorded an impairment related to other intangibles in LA in the second quarter of 2015 and an impairment of $9.1 related to redundant legacy Diebold internally-developed software as a result of the acquisition of Phoenix in the first quarter of 2015 in which the carrying amounts of the assets were not recoverable.

The following summarizes information on intangible assets by major category:

	December 31, 2015			December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Internally-developed software	$92.4	$(48.5)	$43.9	$102.1	$(65.8)	$36.3
Other intangibles	36.7	(16.3)	20.4	42.6	(18.9)	23.7
Total	$129.1	$(64.8)	$64.3	$144.7	$(84.7)	$60.0
Amortization expense on capitalized software of $14.5, $18.3 and $20.9 was included in product cost of sales for 2015, 2014 and 2013, respectively.
The decrease in the gross carrying value of internally-developed software is primarily due to a $9.1 impairment during the first quarter of 2015 of certain internally-developed software related to redundant legacy Diebold software as a result of the acquisition of Phoenix.

NOTE 12: DEBT

Outstanding debt balances were as follows:

	December 31,
	2015	2014
Notes payable – current
Uncommitted lines of credit	$19.2	$24.8
Term loan	11.5	—
Other	1.3	0.8
	$32.0	$25.6
Long-term debt
Credit facility	$168.0	$240.0
Term loan	218.5	—
Senior notes	225.0	225.0
Industrial development revenue bonds	—	11.9
Other	1.6	2.9
Long-term deferred financing fees	(6.9)	(2.5)
	$606.2	$477.3
As of December 31, 2015, the Company had various short-term uncommitted lines of credit with borrowing limits of $89.0. The weighted-average interest rate on outstanding borrowings on the short-term uncommitted lines of credit as of December 31, 2015 and 2014 was 5.66 percent and 2.96 percent, respectively. The increase in the weighted-average interest rate is attributable to the change in mix of borrowings of foreign entities. Short-term uncommitted lines mature in less than one year. The amount available under the short-term uncommitted lines at December 31, 2015 was $69.0.

The Company entered into a revolving and term loan credit agreement (the Credit Agreement), dated as of November 23, 2015, among the Company and certain of the Company's subsidiaries, as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein. The Credit Agreement included, among other things, mechanics for the Company’s existing revolving and term loan A facilities to be refinanced under the Credit Agreement. On December 23, 2015, the Company entered into a Replacement Facilities Effective Date Amendment among the Company, certain of the Company’s subsidiaries, the lenders identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to which the Company is refinancing its

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

existing $520.0 revolving and $230.0 term loan A senior unsecured credit facilities (which have been terminated and repaid in full) with, respectively, a new unsecured revolving facility (the Revolving Facility) in an amount of up to $520.0 and a new (non-delayed draw) unsecured term loan A facility (the Term A Facility) on substantially the same terms as the Delayed Draw Term Facility (as defined in the Credit Agreement) in the amount of up to $230.0. The Revolving Facility and Term A Facility will be subject to the same maximum consolidated net leverage ratio and minimum consolidated interest coverage ratio as the Delayed Draw Term Facility. On December 23, 2020, the Term A Facility will mature and the Revolving Facility automatically terminate. The weighted-average interest rate on the term loan as of December 31, 2015 was 2.33 percent, which is variable based on the LIBOR.

In June 2015, the Company entered into a Second Amendment to the Credit Agreement (Second Amendment), which provides for a term loan in the aggregate principal amount of $230.0 with escalating quarterly principal payments and a balloon payment due upon maturity in August 2019. The Second Amendment replaced the net debt to net capitalization financial covenant with a net debt to earnings before interest, taxes, depreciation and amortization (EBITDA) financial covenant and, accordingly, modified the facility fee and interest rate pricing schedules. The Credit Agreement continues to provide a revolving credit facility with availability of up to $520.0. The Company has the ability, subject to various approvals, to increase the borrowing limits by $250.0. In August 2014, the Company entered into the First Amendment to the Credit Agreement and Guaranty (First Amendment), which increased its borrowing limits under the revolving credit facility from $500.0 to $520.0. The First Amendment also extended the maturity date of the revolving credit facility to August 2019. Up to $50.0 of the revolving credit facility is available under a swing line sub-facility. The weighted-average interest rate on outstanding credit facility borrowings as of December 31, 2014 was 1.69 percent which is variable based on the LIBOR.

The amount available under the Revolving Facility as of December 31, 2015 was $352.0. The Company incurred $6.0 and $1.4 of fees related to its amended credit facility in 2015 and 2014, respectively, which are amortized as a component of interest expense over the term of the facility.

In March 2006, the Company issued senior notes in an aggregate principal amount of $300.0 with a weighted-average fixed interest rate of 5.50 percent. The Company entered into a derivative transaction to hedge interest rate risk on $200.0 of the senior notes, which was treated as a cash flow hedge. This reduced the effective interest rate from 5.50 percent to 5.36 percent. The Company funded the repayment of $75.0 of the senior notes at maturity in March 2013 using borrowings under its revolving credit facility. The maturity dates of the remaining senior notes are staggered, with $175.0 and $50.0 due in March 2016 and 2018, respectively. For the $175.0 of the Company's senior notes maturing in March 2016, management intended to fund the repayment through the revolving credit facility and/or proceeds from the sale of the Company's electronic security business.

The Company expects to receive the full $350.0 in cash proceeds, subject to working capital adjustments, from the divestiture of its electronic security business during the first quarter of 2016. The proceeds from the divestiture, net of deal costs and other related divestiture costs, will be placed in escrow to provide for the repayment of the senior notes due March 2016 and a portion of the financing for the Business Combination. The use of these funds will be restricted to the earlier of November 21, 2016, the cancellation of the tender offer or the payments for certain acquisition related items.

Maturities of long-term debt as of December 31, 2015 are as follows:

Maturities of Long-Term Debt
2016	$175.0
2017	1.2
2018	50.4
2019	0.1
Thereafter	386.4
$613.1

Interest expense on the Company’s debt instruments for the years ended December 31, 2015, 2014 and 2013 was $23.4, $22.4 and $26.9, respectively.

As of December 31, 2015, all the industrial development revenue bonds were repaid in full. In 1997, industrial development revenue bonds were issued on behalf of the Company. The proceeds from the bond issuances were used to construct manufacturing facilities in the United States. The Company guaranteed the payments of principal and interest on the bonds by obtaining letters of credit. The bonds were issued with a 20-year original term and were scheduled to mature in 2017. Each industrial development revenue bond carried a variable interest rate, which was reset weekly by the remarketing agents. During the third quarter of 2015, the Company repaid $7.5 of the industrial development revenue bonds, the remaining $4.4 was repaid during the fourth quarter of 2015. The weighted-average interest rate on the bonds was 0.27 percent as of December 31, 2014.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The Company’s financing agreements contain various restrictive financial covenants, including net debt to capitalization, net debt to EBITDA and net interest coverage ratios. As of December 31, 2015, the Company was in compliance with the financial and other covenants in its debt agreements.

NOTE 13: BENEFIT PLANS

Qualified Pension Benefits. The Company has pension plans covering certain U.S. employees that have been closed to new participants since July 2003. The Company’s funding policy for salaried plans is to contribute annually based on actuarial projections and applicable regulations. Plans covering hourly employees and union members generally provide benefits of stated amounts for each year of service. The Company’s funding policy for hourly plans is to make at least the minimum annual contributions required by applicable regulations. Employees of the Company’s operations in countries outside of the United States participate to varying degrees in local pension plans, which in the aggregate are not significant.

Supplemental Executive Retirement Benefits. The Company has non-qualified pension plans to provide supplemental retirement benefits to certain officers. Benefits are payable at retirement based upon a percentage of the participant’s compensation, as defined.

During the first quarter of 2013, the Company recognized a curtailment loss of $1.2 within selling and administrative expense as a result of the termination of certain executives.

In July 2013, the Company's board of directors approved the freezing of certain pension and supplemental executive retirement plan (SERP) benefits effective as of December 31, 2013 for U.S.-based salaried employees. The Company recognized the plan freeze in the three-month period ended September 30, 2013 as a curtailment, since it eliminates for a significant number of participants the accrual of defined benefits for all of their future services. The impact of the curtailment includes the one-time accelerated recognition of outstanding unamortized pre-tax prior service cost of $0.8 within selling and administrative expense and a pre-tax reduction in AOCI of $52.6, attributable to the decrease in long-term pension liabilities. This curtailment event triggered a re-measurement for the affected benefit plans as of July 31, 2013 using a discount rate of 5.06 percent. The re-measurement resulted in a further reduction of long-term pension liabilities and AOCI (pre-tax) related to the actuarial gain occurring during the year of $71.0.

In connection with the voluntary early retirement program in the fourth quarter of 2013, the Company recorded distributions of $138.5 of pension plan assets, of which $15.8 were paid to participants in 2014. Distributions were made via lump-sum payments out of plan assets to participants. These distributions resulted in a non-cash pension charge of $67.6 recognized in selling and administrative expense within the Company's statement of operations. The non-cash pension charge included a $8.7 curtailment loss, a $20.2 settlement loss and $38.7 in special termination benefits.

Other Benefits. In addition to providing pension benefits, the Company provides post-retirement healthcare and life insurance benefits (referred to as other benefits) for certain retired employees. Eligible employees may be entitled to these benefits based upon years of service with the Company, age at retirement and collective bargaining agreements. Currently, the Company has made no commitments to increase these benefits for existing retirees or for employees who may become eligible for these benefits in the future. Currently there are no plan assets and the Company funds the benefits as the claims are paid. The post-retirement benefit obligation was determined by application of the terms of medical and life insurance plans together with relevant actuarial assumptions and healthcare cost trend rates.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The following tables set forth the change in benefit obligation, change in plan assets, funded status, consolidated balance sheet presentation and net periodic benefit cost for the Company’s defined benefit pension plans and other benefits at and for the years ended December 31:

	Pension Benefits		Other Benefits
	2015	2014	2015	2014
Change in benefit obligation
Benefit obligation at beginning of year	$578.0	$469.0	$14.5	$13.1
Service cost	3.7	2.9	—	—
Interest cost	23.8	23.0	0.6	0.6
Actuarial (gain) loss	(29.8)	112.6	(1.4)	1.9
Plan participant contributions	—	—	0.1	0.1
Medicare retiree drug subsidy reimbursements	—	—	0.2	0.2
Benefits paid	(29.3)	(29.5)	(1.3)	(1.4)
Benefit obligation at end of year	546.4	578.0	12.7	14.5
Change in plan assets
Fair value of plan assets at beginning of year	$364.2	$346.6	$—	$—
Actual return on plan assets	(0.6)	37.5	—	—
Employer contributions	13.6	9.6	1.2	1.3
Plan participant contributions	—	—	0.1	0.1
Benefits paid	(29.3)	(29.5)	(1.3)	(1.4)
Fair value of plan assets at end of year	347.9	364.2	—	—
Funded status	$(198.5)	$(213.8)	$(12.7)	$(14.5)
Amounts recognized in balance sheets
Current liabilities	$3.5	$3.5	$1.2	$1.4
Noncurrent liabilities (1)	195.0	210.3	11.3	13.1
Accumulated other comprehensive loss:
Unrecognized net actuarial loss (2)	(167.5)	(176.1)	(2.5)	(4.3)
Unrecognized prior service (cost) benefit (2)	(0.1)	(0.1)	0.1	0.2
Net amount recognized	$30.9	$37.6	$10.1	$10.4
Change in accumulated other comprehensive loss
Balance at beginning of year	$(176.2)	$(77.9)	$(4.1)	$(2.2)
Prior service credit recognized during the year	—	(0.2)	(0.2)	(0.2)
Net actuarial losses recognized during the year	6.6	3.0	0.3	0.2
Net actuarial gains (losses) occurring during the year	2.0	(101.1)	1.4	(1.9)
Balance at end of year	$(167.6)	$(176.2)	$(2.6)	$(4.1)

(1)	Included in the consolidated balance sheets in pensions and other benefits and other post-retirement benefits are international plans.

(2)	Represents amounts in accumulated other comprehensive loss that have not yet been recognized as components of net periodic benefit cost.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

	Pension Benefits			Other Benefits
	2015	2014	2013	2015	2014	2013
Components of net periodic benefit cost
Service cost	$3.7	$2.9	$11.6	$—	$—	$—
Interest cost	23.8	23.0	27.6	0.6	0.6	0.6
Expected return on plan assets	(27.0)	(25.8)	(35.7)	—	—	—
Amortization of prior service cost (1)	—	(0.2)	(0.3)	(0.2)	(0.2)	(0.4)
Recognized net actuarial loss	6.6	3.0	14.5	0.3	0.2	0.4
Curtailment loss	—	—	10.7	—	—	—
Settlement loss	—	—	20.2	—	—	—
Special termination benefits	—	—	38.7	—	—	—
Net periodic benefit cost	$7.1	$2.9	$87.3	$0.7	$0.6	$0.6

(1)
The annual amortization of prior service cost is determined as the increase in projected benefit obligation due to the plan change divided by the average remaining service period of participating employees expected to receive benefits under the plan.

The following table represents information for pension plans with an accumulated benefit obligation in excess of plan assets at December 31:

	2015	2014
Projected benefit obligation	$546.4	$578.0
Accumulated benefit obligation	$546.1	$577.6
Fair value of plan assets	$347.9	$364.2

The following table represents the weighted-average assumptions used to determine benefit obligations at December 31:

	Pension Benefits		Other Benefits
	2015	2014	2015	2014
Discount rate	4.62%	4.21%	4.62%	4.21%
Rate of compensation increase	N/A	N/A	N/A	N/A

The following table represents the weighted-average assumptions used to determine periodic benefit cost at December 31:

	Pension Benefits		Other Benefits
	2015	2014	2015	2014
Discount rate	4.21%	5.09%	4.21%	5.09%
Expected long-term return on plan assets	7.75%	7.95%	N/A	N/A
Rate of compensation increase	N/A	N/A	N/A	N/A

The discount rate is determined by analyzing the average return of high-quality (i.e., AA-rated) fixed-income investments and the year-over-year comparison of certain widely used benchmark indices as of the measurement date. The expected long-term rate of return on plan assets is primarily determined using the plan’s current asset allocation and its expected rates of return based on a geometric averaging over 20 years. The Company also considers information provided by its investment consultant, a survey of other companies using a December 31 measurement date and the Company’s historical asset performance in determining the expected long-term rate of return. The rate of compensation increase assumptions reflects the Company’s long-term actual experience and future and near-term outlook.

During 2014, the Society of Actuaries released a series of updated mortality tables resulting from recent studies measuring mortality rates for various groups of individuals. As of December 31, 2014, the Company adopted these mortality tables, which reflect improved trends in longevity and have the effect of increasing the estimate of benefits to be received by plan participants.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The following table represents assumed healthcare cost trend rates at December 31:

	2015	2014
Healthcare cost trend rate assumed for next year	7.0%	7.5%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.0%	5.0%
Year that rate reaches ultimate trend rate	2020	2020

The healthcare trend rates are reviewed based upon the results of actual claims experience. The Company used healthcare cost trends of 7.0 percent in 2015 and 7.5 percent in 2014 decreasing to an ultimate trend of 5.0 percent in 2020 for both medical and prescription drug benefits using the Society of Actuaries Long Term Trend Model with assumptions based on the 2008 Medicare Trustees’ projections. Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans.

A one-percentage-point change in assumed healthcare cost trend rates would have the following effects:

	One-Percentage-Point Increase	One-Percentage-Point Decrease
Effect on total of service and interest cost	$—	$—
Effect on post-retirement benefit obligation	$0.9	$(0.8)

The Company has a pension investment policy designed to achieve an adequate funded status based on expected benefit payouts and to establish an asset allocation that will meet or exceed the return assumption while maintaining a prudent level of risk. The plans' target asset allocation adjusts based on the plan's funded status. As the funded status improves or declines, the debt security target allocation will increase and decrease, respectively. The Company utilizes the services of an outside consultant in performing asset / liability modeling, setting appropriate asset allocation targets along with selecting and monitoring professional investment managers.

The plan assets are invested in equity and fixed income securities, alternative assets and cash. Within the equities asset class, the investment policy provides for investments in a broad range of publicly-traded securities including both domestic and international stocks diversified by value, growth and cap size. Within the fixed income asset class, the investment policy provides for investments in a broad range of publicly-traded debt securities with a substantial portion allocated to a long duration strategy in order to partially offset interest rate risk relative to the plans’ liabilities. The alternative asset class includes investments in diversified strategies with a stable and proven track record and low correlation to the U.S. stock market.

The following table summarizes the Company’s target mix for these asset classes in 2016, which are readjusted at least quarterly within a defined range, and the Company’s actual pension plan asset allocation as of December 31, 2015 and 2014:

	Target Allocation	Actual Allocation
	2016	2015	2014
Equity securities	45%	45%	45%
Debt securities	40%	39%	40%
Real estate	5%	6%	5%
Other	10%	10%	10%
Total	100%	100%	100%

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Assets are categorized into a three level hierarchy based upon the assumptions (inputs) used to determine the fair value of the assets.

Level 1 - Fair value of investments categorized as level 1 are determined based on period end closing prices in active markets. Mutual funds are valued at their net asset value (NAV) on the last day of the period.

Level 2 - Fair value of investments categorized as level 2 are determined based on the latest available ask price or latest trade price if listed. The fair value of unlisted securities is established by fund managers using the latest reported information for comparable securities and financial analysis. If the manager believes the fund is not capable of immediately realizing the fair value otherwise determined, the manager has the discretion to determine an appropriate value. Common collective trusts are valued at NAV on the last day of the period.

Level 3 - Fair value of investments categorized as level 3 represent the plan’s interest in private equity, hedge and property funds. The fair value for these assets is determined based on the NAV as reported by the underlying investment managers.

The following table summarizes the fair value of the Company’s plan assets as of December 31, 2015:

	Fair Value	Level 1	Level 2	Level 3
Cash and other	$3.4	$3.4	$—	$—
Mutual funds	14.7	14.7	—	—
Equity securities
U.S. mid cap value	13.2	13.2	—	—
U.S. small cap core	16.9	16.9	—	—
International developed markets	34.0	34.0	—	—
Fixed income securities
U.S. corporate bonds	47.4	—	47.4	—
International corporate bonds	—	—	—	—
U.S. government	3.3	—	3.3	—
Other fixed income	0.5	—	0.5	—
Emerging markets	17.8	—	17.8	—
Common collective trusts
Real estate (a)	19.6	—	—	19.6
Other (b)	143.4	—	143.4	—
Alternative investments
Multi-strategy hedge funds (c)	17.2	—	—	17.2
Private equity funds (d)	16.5	—	—	16.5
Fair value of plan assets at end of year	$347.9	$82.2	$212.4	$53.3

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The following table summarizes the fair value of the Company’s plan assets as of December 31, 2014:

	Fair Value	Level 1	Level 2	Level 3
Cash and other	$3.9	$3.9	$—	$—
Mutual funds	15.3	15.3	—	—
Equity securities
U.S. mid cap value	13.9	13.9	—	—
U.S. small cap core	18.5	18.5	—	—
International developed markets	33.9	33.9	—	—
Fixed income securities
U.S. corporate bonds	51.7	—	51.7	—
International corporate bonds	0.2	—	0.2	—
U.S. government	1.9	—	1.9	—
Other fixed income	0.3	—	0.3	—
Emerging markets	16.7	—	16.7	—
Common collective trusts
Real estate (a)	16.7	—	—	16.7
Other (b)	153.8	—	153.8	—
Alternative investments
Multi-strategy hedge funds (c)	16.6	—	—	16.6
Private equity funds (d)	20.8	—	—	20.8
Fair value of plan assets at end of year	$364.2	$85.5	$224.6	$54.1

(a)
Real estate common collective trust. The objective of the real estate common collective trust (CCT) is to achieve long-term returns through investments in a broadly diversified portfolio of improved properties with stabilized occupancies. As of December 31, 2015, investments in this CCT included approximately 48 percent office, 20 percent residential, 24 percent retail and 8 percent industrial, cash and other. As of December 31, 2014, investments in this CCT included approximately 44 percent office, 21 percent residential, 24 percent retail and 11 percent industrial, cash and other. Investments in the real estate CCT can be redeemed once per quarter subject to available cash, with a 45-day notice.

(b)
Other common collective trusts. At December 31, 2015, approximately 59 percent of the other CCTs are invested in fixed income securities including approximately 25 percent in mortgage-backed securities, 45 percent in corporate bonds and 30 percent in U.S. Treasury and other. Approximately 41 percent of the other CCTs at December 31, 2015 are invested in Russell 1000 Fund large cap index funds. At December 31, 2014, approximately 58 percent of the other CCTs are invested in fixed-income securities including approximately 27 percent in mortgage-backed securities, 47 percent in corporate bonds and 26 percent in U.S. Treasury and other. Approximately 42 percent of the other CCTs at December 31, 2014 are invested in Russell 1000 Fund large cap index funds. Investments in fixed-income securities can be redeemed daily.

(c)
Multi-strategy hedge funds. The objective of the multi-strategy hedge funds is to diversify risks and reduce volatility. At December 31, 2015 and 2014, investments in this class include approximately 53 percent and 46 percent long/short equity, respectively, 40 percent and 44 percent arbitrage and event investments, respectively, and 7 percent and 10 percent in directional trading, fixed income and other, respectively. Investments in the multi-strategy hedge fund can be redeemed semi-annually with a 95-day notice.

(d)
Private equity funds. The objective of the private equity funds is to achieve long-term returns through investments in a diversified portfolio of private equity limited partnerships that offer a variety of investment strategies, targeting low volatility and low correlation to traditional asset classes. As of December 31, 2015 and 2014, investments in these private equity funds include approximately 50 percent, in both years, in buyout private equity funds that usually invest in mature companies with established business plans, approximately 25 percent in both years, in special situations private equity and debt funds that focus on niche investment strategies and approximately 25 percent in both years, in venture private equity funds that invest in early development or expansion of business. Investments in the private equity fund can be redeemed only with written consent from the general partner, which may or may not be granted. At December 31, 2015 and 2014, the Company had unfunded commitments of underlying funds of $5.5 in both years.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The following table summarizes the changes in fair value of level 3 assets for the years ended December 31:

	2015	2014
Balance, January 1	$54.1	$73.4
Dispositions	(6.1)	(26.2)
Realized and unrealized gain, net	5.3	6.9
Balance, December 31	$53.3	$54.1

The following table represents the amortization amounts expected to be recognized during 2016:

	Pension Benefits	Other Benefits
Amount of net prior service credit	$—	$—
Amount of net loss	$5.5	$0.2

The Company contributed $13.6 to its pension plans, including contributions to the nonqualified plan, and $1.2 to its other post-retirement benefit plan during the year ended December 31, 2015. The Company expects to contribute $1.4 to its other post-retirement benefit plan and does not expect to contribute to its pension plans, including the nonqualified plan, during the year ending December 31, 2016. The following benefit payments, which reflect expected future service, are expected to be paid:

	Pension Benefits	Other Benefits	Other Benefits after Medicare Part D Subsidy
2016	$27.2	$1.4	$1.3
2017	$27.4	$1.4	$1.3
2018	$27.9	$1.3	$1.2
2019	$28.4	$1.3	$1.2
2020	$29.2	$1.2	$1.1
2021-2025	$155.5	$5.4	$4.9

Retirement Savings Plan. The Company offers employee 401(k) savings plans (Savings Plans) to encourage eligible employees to save on a regular basis by payroll deductions. Effective July 1, 2003, a new enhanced benefit to the Savings Plans was effective in lieu of participation in the pension plan for salaried employees. The following table represents the Company's basic match percentage on participant qualified contributions up to a percentage of their compensation:

	Employees hired prior to July 1, 2003	Employees hired on or after July 1, 2003
Effective January 1, 2012 - December 31, 2013	30% of first 6%	60% of first 6%
Effective January 1, 2014 - December 31, 2015	60% of first 6%	60% of first 6%

The Company match is determined by the Board of Directors and evaluated at least annually. Total Company match was $9.5, $8.7 and $7.7 for the years ended December 31, 2015, 2014 and 2013, respectively. Effective December 31, 2013, the salaried pension plan benefits were frozen and therefore all participants in the Savings Plan began receiving the equal Company basic match percentages in January 2014.

Deferred Compensation Plans. The Company has deferred compensation plans that enable certain employees to defer receipt of a portion of their cash bonus, 401(k) or share-based compensation and non-employee directors to defer receipt of director fees at the participants’ discretion. For deferred cash-based compensation and 401(k), the Company established rabbi trusts which are recorded at fair value of the underlying securities within securities and other investments. The related deferred compensation liabilities are recorded at fair value within other long-term liabilities. Realized and unrealized gains and losses on marketable securities in the rabbi trusts are recognized in investment income with corresponding changes in the Company’s deferred compensation obligation recorded as compensation cost within selling and administrative expense.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

NOTE 14: LEASES

The Company’s future minimum lease payments due under non-cancellable operating leases for real estate, vehicles and other equipment at December 31, 2015 are as follows:

	Total	Real Estate	Vehicles and Equipment (a)
2016	$43.4	$25.9	$17.5
2017	27.9	19.0	8.9
2018	19.9	14.3	5.6
2019	13.6	11.8	1.8
2020	10.6	10.0	0.6
Thereafter	12.7	12.6	0.1
	$128.1	$93.6	$34.5

(a)
The Company leases vehicles with contractual terms of 36 to 60 months that are cancellable after 12 months without penalty. Future minimum lease payments reflect only the minimum payments during the initial 12-month non-cancellable term.

Under lease agreements that contain escalating rent provisions, lease expense is recorded on a straight-line basis over the lease term. Rental expense under all lease agreements amounted to $67.7, $72.2 and $75.3 for the years ended December 31, 2015, 2014 and 2013, respectively.

NOTE 15: GUARANTEES AND PRODUCT WARRANTIES

In 1997, industrial development revenue bonds were issued on behalf of the Company. The Company guaranteed repayment of the bonds (refer to note 12) by obtaining letters of credit. The carrying value of the bonds was $11.9 as of December 31, 2014. The Company repaid these bonds in 2015.

The Company provides its global operations guarantees and standby letters of credit through various financial institutions to suppliers, customers, regulatory agencies and insurance providers. If the Company is not able to make payment, the suppliers, customers, regulatory agencies and insurance providers may draw on the pertinent bank. At December 31, 2015, the maximum future contractual obligations relative to these various guarantees totaled $89.9, of which $30.0 represented standby letters of credit to insurance providers, and no associated liability was recorded. At December 31, 2014, the maximum future payment obligations relative to these various guarantees totaled $111.1, of which $28.0 represented standby letters of credit to insurance providers, and no associated liability was recorded.

The Company provides its customers a standard manufacturer’s warranty and records, at the time of the sale, a corresponding estimated liability for potential warranty costs. Estimated future obligations due to warranty claims are based upon historical factors such as labor rates, average repair time, travel time, number of service calls per machine and cost of replacement parts.

Changes in the Company’s warranty liability balance are illustrated in the following table:

	2015	2014
Balance at January 1	$113.3	$83.2
Current period accruals	35.7	92.6
Current period settlements	(49.1)	(51.2)
Currency translation	(26.3)	(11.3)
Balance at December 31	$73.6	$113.3

NOTE 16: COMMITMENTS AND CONTINGENCIES

Contractual Obligation
At December 31, 2015, the Company had purchase commitments due within one year totaling $9.3 for materials through contract manufacturing agreements at negotiated prices. The amounts purchased under these obligations totaled $7.6 in 2015.

Indirect Tax Contingencies
The Company accrues non-income tax liabilities for indirect tax matters when management believes that a loss is probable and the amounts can be reasonably estimated, while contingent gains are recognized only when realized. In the event any losses are sustained in excess of accruals, they are charged against income. In evaluating indirect tax matters, management takes into consideration factors such as historical experience with matters of similar nature, specific facts and circumstances, and the likelihood of prevailing. Management evaluates and updates accruals as matters progress over time. It is reasonably possible that some of the matters for which accruals have not been established could be decided unfavorably to the Company and could require recognizing future expenditures. Also, statutes of limitations could expire without the Company paying the taxes for matters for which accruals have been established, which could result in the recognition of future gains upon reversal of these accruals at that time.

At December 31, 2015, the Company was a party to several routine indirect tax claims from various taxing authorities globally that were incurred in the normal course of business, none of which individually or in the aggregate is considered material by management in relation to the Company’s financial position or results of operations. In management’s opinion, the consolidated financial statements would not be materially affected by the outcome of these indirect tax claims and/or proceedings or asserted claims.

In addition to these routine indirect tax matters, the Company was a party to the proceedings described below:

In August 2012, one of the Company's Brazil subsidiaries was notified of a tax assessment of approximately R$270.0, including penalties and interest, regarding certain Brazil federal indirect taxes (Industrialized Products Tax, Import Tax, Programa de Integração Social and Contribution to Social Security Financing) for 2008 and 2009. The assessment alleges improper importation of certain components into Brazil's free trade zone that would nullify certain indirect tax incentives. On September 10, 2012, the Company filed its administrative defenses with the tax authorities. This proceeding is currently pending an administrative level decision, which could negatively impact Brazil federal indirect taxes in other years that remain open under statute. It is reasonably possible that the Company could be required to pay taxes, penalties and interest related to this matter, which could be material to the Company's consolidated financial statements.

In response to an order by the administrative court, the tax inspector provided further analysis with respect to the initial assessment in December 2013, which has now been accepted by the initial administrative court, that indicates a potential exposure that is significantly lower than the initial tax assessment received in August 2012. This revised analysis has been accepted by the initial administrative court; however, this matter remains subject to ongoing administrative proceedings and appeals. Accordingly, the Company cannot provide any assurance that its exposure pursuant to the initial assessment will be lowered significantly or at all. In addition, this matter could negatively impact Brazil federal indirect taxes in other years that remain open under statute. It is reasonably possible that the Company could be required to pay taxes, penalties and interest related to this matter, which could be material to the Company's consolidated financial statements. The Company continues to defend itself in this matter.

In connection with the Brazil indirect tax assessment, in May 2013, the U.S. Securities and Exchange Commission (SEC) requested that the Company retain certain documents and produce certain records relating to the assessment, to which the Company complied. In September 2014, the Company was notified by the SEC that it had closed its inquiry relating to the assessment.

Beginning in July 2014, the Company challenged customs rulings in Thailand seeking to retroactively collect customs duties on previous imports of ATMs. Management believes that the customs authority’s attempt to retroactively assess customs duties is in contravention of World Trade Organization agreements and, accordingly, is challenging the rulings. In the third quarter of 2015, the Company received a prospective ruling from the United States Customs Border Protection which is consistent with its interpretation of the treaty in question. We are submitting that ruling for consideration in our ongoing dispute with Thailand. The matters are currently in the appeals process and management continues to believe that the Company has a valid legal position in these appeals. Accordingly, the Company has not accrued any amount for this contingency; however, the Company cannot provide any assurance that it will not ultimately be subject to a retroactive assessment.

At December 31, 2015 and 2014, the Company had an accrual of approximately $7.5 and $12.5, respectively, related to the Brazil indirect tax matter disclosed above. The reduction in the accrual is due to the expiration of the statute of limitations related to years subject to audit and foreign currency fluctuations.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

A loss contingency is reasonably possible if it has a more than remote but less than probable chance of occurring. Although management believes the Company has valid defenses with respect to its indirect tax positions, it is reasonably possible that a loss could occur in excess of the estimated accrual, for which the Company estimated the aggregate risk at December 31, 2015 to be up to approximately $174.5 for its material indirect tax matters, of which approximately $138.0 and $24.0, respectively, relates to the Brazil indirect tax matter and Thailand customs matter disclosed above. The aggregate risk related to indirect taxes is adjusted as the applicable statutes of limitations expire.

Legal Contingencies
At December 31, 2015, the Company was a party to several lawsuits that were incurred in the normal course of business, none of which individually or in the aggregate is considered material by management in relation to the Company’s financial position or results of operations. In addition, the Company has indemnification obligations with certain former employees, and costs associated with these indemnifications are expensed as incurred. In management’s opinion, the Company's consolidated financial statements would not be materially affected by the outcome of these legal proceedings, commitments or asserted claims.

NOTE 17: DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Company uses derivatives to mitigate the economic consequences associated with the fluctuations in currencies and interest rates. The Company records all derivative instruments on the balance sheet at fair value and the changes in the fair value are recognized in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows derivative gains and losses to be reflected in the statement of operations or AOCI together with the hedged exposure, and requires that the Company formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment.

Gains or losses associated with ineffectiveness are reported currently in earnings. The Company does not enter into any speculative positions with regard to derivative instruments.

The Company periodically evaluates its monetary asset and liability positions denominated in foreign currencies. The impact of the Company's and the counterparties’ credit risk on the fair value of the contracts is considered as well as the ability of each party to execute its obligations under the contract. The Company generally uses investment grade financial counterparties in these transactions and believes that the resulting credit risk under these hedging strategies is not significant.

FOREIGN EXCHANGE
Net Investment Hedges. The Company has international subsidiaries with net balance sheet positions that generate cumulative translation adjustments within AOCI. The Company uses derivatives to manage potential changes in value of certain net investments in LA. The Company uses the forward-to-forward method for its quarterly retrospective and prospective assessments of hedge effectiveness. No ineffectiveness results if the notional amount of the derivative matches the portion of the net investment designated as being hedged because the Company uses derivative instruments with underlying exchange rates consistent with its functional currency and the functional currency of the hedged net investment. Changes in value that are deemed effective are reflected in AOCI until complete liquidation of the subsidiary, when they would be reclassified to income together with the gain or loss on the entire investment. The fair value of the Company’s net investment hedge contracts was $1.0 and $1.2 as of December 31, 2015 and 2014, respectively. The gain recognized in AOCI on net investment hedge contracts was $10.4 and $0.8 for the years ended December 31, 2015 and 2014, respectively.

Non-Designated Hedges. A substantial portion of the Company’s operations and revenues are international. As a result, changes in foreign exchange rates can create substantial foreign exchange gains and losses from the revaluation of non-functional currency monetary assets and liabilities. The Company’s policy allows the use of foreign exchange forward contracts with maturities of up to 24 months to mitigate the impact of currency fluctuations on those foreign currency asset and liability balances. The Company elected not to apply hedge accounting to its foreign exchange forward contracts. Thus, spot-based gains/losses offset revaluation gains/losses within foreign exchange loss, net and forward-based gains/losses represent interest expense. The fair value of the Company’s non-designated foreign exchange forward contracts was $0.9 and $0.8 as of December 31, 2015 and 2014, respectively.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The following table summarizes the gain (loss) recognized on derivative instruments for the years ended December 31:

Derivative instrument	Classification on consolidated statement operations	2015	2014	2013
Cash flow hedges	Interest expense	$(4.2)	$(6.3)	$(6.4)
Foreign exchange option contracts gain	Miscellaneous, net	7.0	—	—
Foreign exchange forward contracts	Foreign exchange (loss) gain, net	10.7	21.1	10.9
Total		$13.5	$14.8	$4.5

INTEREST RATE
Cash Flow Hedges. For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income and reclassified into earnings in the same period during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

The Company has variable rate debt and is subject to fluctuations in interest related cash flows due to changes in market interest rates. The Company’s policy allows derivative instruments designated as cash flow hedges that fix a portion of future variable-rate interest expense. As of December 31, 2015, the Company has one pay-fixed receive-variable interest rate swaps and as of December 31, 2014, the Company had two pay-fixed receive-variable interest rate swaps, with notional amounts totaling $25.0 and $50.0, respectively, to hedge against changes in the LIBOR benchmark interest rate on a portion of the Company’s LIBOR-based borrowings. Changes in value that are deemed effective are accumulated in AOCI and reclassified to interest expense when the hedged interest is accrued. To the extent that it becomes probable that the Company’s variable rate borrowings will not occur, the gains or losses on the related cash flow hedges will be reclassified from AOCI to interest expense. The fair value of the Company’s interest rate contracts was approximately $0.1 and $(1.2) as of December 31, 2015 and 2014, respectively.

Foreign Exchange Currency Forward and Option Contracts. The Company enters into foreign exchange forward to hedge against the effect of exchange rate fluctuations on cash flows denominated in foreign currencies. These transactions are designated as cash flow hedges. The settlement or extension of these derivatives will result in reclassifications (from AOCI) to earnings in the period during which the hedged transactions affect earnings. The Company may dedesignate these cash flow hedge relationships in advance of the occurrence of the forecasted transaction. The portion of gains or losses on the derivative instrument previously accumulated in other comprehensive income for dedesignated hedges remains in accumulated other comprehensive income until the forecasted transaction occurs. Changes in the value of derivative instruments after dedesignation are recorded in earnings (refer to note 19).

In January 2006 and December 2005, the Company executed cash flow hedges by entering into receive-variable and pay-fixed interest rate swaps, with a total notional amount of $200.0, related to the senior notes issuance in March 2006. Amounts previously recorded in AOCI related to the pre-issuance cash flow hedges will continue to be reclassified to income on a straight-line basis through February 2016.

The gains recognized on designated cash flow hedge derivative instruments for the both years ended December 31, 2015 and 2014 were $1.1. Gains and losses related to interest rate contracts are reclassified from AOCI are recorded in interest expense on the statement of operations. The Company does not anticipate reclassifying any amount from AOCI to interest expense within the next 12 months.

On November 23, 2015, the Company entered into foreign exchange option contracts to purchase €1,416.0 for $1,547.1 to hedge against the effect of exchange rate fluctuations on the euro denominated cash consideration related to the potential Wincor Nixdorf acquisition and estimated euro denominated deal related costs and any outstanding Wincor Nixdorf borrowings. The cash component of the purchase price consideration approximates €1,162.2. The weighted average strike price is $1.09 per euro. These foreign exchange option contracts are non-designated and are included in other current assets or other current liabilities based on the net asset or net liability position, respectively, in our consolidated balance sheets. The arrangement will net settle with an additional maximum payout of approximately $60.0 which relates to a delayed premium due at maturity of the contracts in November 2016. In 2015, the $7.0 gain on these non-designated derivative instruments is reflected in other income (expense) miscellaneous, net. The fair value of these derivatives are included in note 19.

		Notional Amounts
Instrument	Number of Instruments	Call	Put
Foreign currency option contracts	2	€1,416.0	$1,547.1

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

NOTE 18: RESTRUCTURING AND OTHER CHARGES

The following table summarizes the impact of Company’s restructuring charges on the consolidated statements of operations for the years ended December 31:

	2015	2014	2013
Cost of sales - services	$3.1	$0.5	$25.6
Cost of sales - products	1.4	1.2	1.2
Selling and administrative expense	16.1	—	20.4
Research, development and engineering expense	0.6	9.9	6.0
Total	$21.2	$11.6	$53.2

The following table summarizes the Company’s restructuring charges by reporting segment for the years ended December 31:

	2015	2014	2013
Severance
NA	$10.6	$4.1	$42.8
AP	1.2	0.4	2.0
EMEA	3.8	0.5	1.2
LA	5.6	6.6	4.1
Total severance	21.2	11.6	50.1

Other
NA	—	—	2.0
AP	—	—	0.6
EMEA	—	—	0.5
Total other	—	—	3.1
Total	$21.2	$11.6	$53.2

During the first quarter of 2013, the Company announced a multi-year realignment plan. Certain aspects of this plan were previously disclosed under the Company's global realignment plan and global shared services plan. This multi-year realignment focuses on globalizing the Company's service organization and creating a unified center-led global organization for research and development, as well as transforming the Company's general and administrative cost structure. Restructuring charges of $21.2, $11.6 and $53.2 for the years ended December 31, 2015, 2014 and 2013, respectively, related to the Company’s multi-year realignment plan. Restructuring charges of $28.8 in 2013 related to severance as part of the the voluntary early retirement program elected by approximately 800 participants. Also included were charges related to realignment of resources and certain international facilities to better support opportunities in target markets and leverage software-led services technology to support customers in efforts to optimize overall operational performance. As of December 31, 2015, the restructuring accrual balance consists primarily of severance restructuring activities.

The following table summarizes the Company's cumulative total restructuring costs from continuing operations for the multi-year realignment plan as of December 31, 2015:

Cumulative total restructuring costs from continuing operations for the multi-year realignment plan	Severance	Other	Total

NA	$67.9	$2.0	$69.9
AP	3.8	0.6	4.4
EMEA	5.6	0.9	6.5
LA	20.0	—	20.0
Total	$97.3	$3.5	$100.8

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The following table summarizes the Company’s restructuring accrual balances and related activity:

Balance at January 1, 2013	$10.5
Liabilities incurred	53.2
Liabilities paid/settled	(32.0)
Balance at December 31, 2013	$31.7
Liabilities incurred	11.6
Liabilities paid/settled	(35.7)
Balance at December 31, 2014	$7.6
Liabilities incurred	21.2
Liabilities paid/settled	(24.1)
Balance at December 31, 2015	$4.7
Other Charges
Other charges consist of items that the Company has determined are non-routine in nature and are not expected to recur in future operations. Net non-routine (expenses) income of $(36.4), $12.5 and $(128.0) impacted the years ended December 31, 2015, 2014 and 2013, respectively.

Net non-routine expense for the year ended December 31, 2015 was partially due to potential acquisition and divestiture related costs of $21.1 included within selling and administrative expense. Additionally, net non-routine expense included legal, indemnification and professional fees related to corporate monitor efforts.

Net non-routine income for the year ended December 31, 2014 related primarily to a $13.7 pre-tax gain from the sale of the Eras, recognized in gain on sale of assets, net within the consolidated statements of operations, and $5.8 pre-tax adjustment related to indirect taxes in Brazil, within products cost of sales. These gains were partially offset by legal, indemnification and professional fees paid by the Company in connection with ongoing obligations related to a prior settlement recorded within selling and administrative expense.

Net non-routine expenses for 2013 included a $67.6 non-cash pension charge (refer to note 13), additional losses of $28.0 related to the settlement of the FCPA investigation, $17.2 related to settlement of the securities class action, and $9.3 for executive severance costs. These non-routine charges were recorded within selling and administrative expense.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

NOTE 19: FAIR VALUE OF ASSETS AND LIABILITIES

Refer to note 1 for the Company’s accounting policies related to fair value accounting. Refer to note 13 for assets held in the Company’s defined pension plans, which are measured at fair value. Assets and liabilities subject to fair value measurement are as follows:

	December 31, 2015			December 31, 2014
		Fair Value Measurements Using			Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Fair Value	Level 1	Level 2
Assets
Short-term investments
Certificates of deposit	$39.9	$39.9	$—	$136.7	$136.7	$—
Assets held in rabbi trusts	9.3	9.3	—	9.7	9.7	—
Foreign exchange forward contracts	3.5	—	3.5	3.0	—	3.0
Foreign exchange option contracts	7.0	—	7.0	—	—	—
Total	$59.7	$49.2	$10.5	$149.4	$146.4	$3.0

Liabilities
Deferred compensation	$9.3	$9.3	$—	$9.7	$9.7	$—
Foreign exchange forward contracts	1.5	—	1.5	1.0	—	1.0
Interest rate swaps	—	—	—	1.2	—	1.2
Total	$10.8	$9.3	$1.5	$11.9	$9.7	$2.2

During the years ended December 31, 2015 and 2014, there were no transfers between levels.

The fair value and carrying value of the Company’s debt instruments are summarized as follows:

	December 31, 2015		December 31, 2014
	Fair Value	Carrying Value	Fair Value	Carrying Value
Notes payable	$32.0	$32.0	$25.6	$25.6
Long-term debt	613.0	606.2	483.6	477.3
Total debt instruments	$645.0	$638.2	$509.2	$502.9

The carrying values of $606.2 and $477.3 are net of long-term deferred financing fees of $(6.9) and $(2.5) as of December 31, 2015 and 2014, respectively.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

NOTE 20:  SEGMENT INFORMATION

The Company considers its operating structure and the information subject to regular review by its President and Chief Executive Officer, who is the Chief Operating Decision Maker (CODM), to identify reportable operating segments. The CODM makes decisions, allocates resources and assesses performance by the following regions, which are also the Company’s four reportable operating segments: NA, AP, EMEA, and LA. The four geographic segments sell and service FSS and security systems around the globe, as well as elections, lottery and information technology solutions in Brazil other, through wholly-owned subsidiaries, majority-owned joint ventures and independent distributors in most major countries. In January 2015, the Company announced the realignment of its Brazil and LA businesses to drive greater efficiency and further improve customer service. The Company reported results from its LA and Brazil operations under one single reportable operating segment and reclassified comparative periods for consistency. The presentation of comparative periods also reflects the reclassification of certain global expenses from segment operating profit to corporate charges not allocated to segments due to the 2015 realignment activities.

Certain information not routinely used in the management of the segments, information not allocated back to the segments or information that is impractical to report is not shown. Segment operating profit is defined as revenues less expenses identifiable to the those segments. Segment operating income reconciles to consolidated income (loss) from continuing operations before income taxes by deducting corporate costs and other income or expense items that are not attributed to the segments. Further details regarding the Company's net non-routine (expense) income appear in note 18. Total assets are not allocated to segments and are not included in the assessment of segment performance and therefore are excluded from the segment information disclosed below.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The following tables represent information regarding the Company’s segment information and provides a reconciliation between segment operating profit and the consolidated income (loss) from continuing operations before income taxes for the years ended December 31:

	2015	2014	2013
Revenue summary by segment
NA	$1,094.5	$1,091.4	$1,140.2
AP	439.6	500.3	479.1
EMEA	393.1	421.2	362.2
LA	492.1	721.9	601.1
Total customer revenues	$2,419.3	$2,734.8	$2,582.6

Intersegment revenues
NA	$81.4	$68.4	$76.3
AP	99.7	85.4	99.3
EMEA	73.4	56.6	46.0
LA	0.5	0.5	—
Total intersegment revenues	$255.0	$210.9	$221.6

Segment operating profit
NA	$250.1	$266.3	$232.4
AP	63.1	66.4	62.8
EMEA	55.3	61.4	44.0
LA	37.4	68.7	41.5
Total segment operating profit	$405.9	$462.8	$380.7

Corporate charges not allocated to segments (1)	(270.8)	(296.6)	(267.8)
Impairment of assets	(18.9)	(2.1)	(72.0)
Restructuring charges	(21.2)	(11.6)	(53.2)
Net non-routine (expense) income	(36.4)	12.5	(128.0)
	(347.3)	(297.8)	(521.0)
Operating profit (loss)	58.6	165.0	(140.3)
Other income (expense)	(12.8)	(10.3)	(1.5)
Income (loss) from continuing operations before taxes	$45.8	$154.7	$(141.8)

(1)
Corporate charges not allocated to segments include headquarter based costs associated with manufacturing administration, procurement, human resources, compensation and benefits, finance and accounting, global development/engineering, global strategy/mergers and acquisitions, global information technology, tax, treasury and legal.

	2015	2014	2013
Segment depreciation and amortization expense
NA	$9.7	$8.7	$12.1
AP	6.9	7.7	7.7
EMEA	3.1	4.0	3.7
LA	6.9	12.0	11.6
Total segment depreciation and amortization expense	26.6	32.4	35.1
Corporate depreciation and amortization expense	37.4	41.0	47.3
Total depreciation and amortization expense	$64.0	$73.4	$82.4

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

	2015	2014	2013
Segment property, plant and equipment, at cost
NA	$110.7	$120.6	$131.0
AP	53.3	46.9	46.1
EMEA	35.2	38.2	40.7
LA	51.9	78.7	89.6
Total segment property, plant and equipment, at cost	251.1	284.4	307.4
Corporate property, plant and equipment, at cost, not allocated to segments	357.9	320.4	285.0
Total property, plant and equipment, at cost	$609.0	$604.8	$592.4

The following table presents information regarding the Company’s revenue by service and product solution:

Revenue summary by service and product solution	2015	2014	2013
Financial self-service
Services	$1,185.0	$1,219.9	$1,188.7
Products	923.7	977.3	977.7
Total financial self-service	2,108.7	2,197.2	2,166.4
Security
Services	209.3	212.9	232.1
Products	83.5	99.5	112.2
Total security	292.8	312.4	344.3
Total financial self-service & security	2,401.5	2,509.6	2,510.7
Brazil other	17.8	225.2	72.0
	$2,419.3	$2,734.8	$2,582.7

The Company had no customers that accounted for more than 10 percent of total net sales in 2015, 2014 and 2013.

Below is a summary of net sales by point of origin for the years ended December 31:

	2015	2014	2013
Net sales
United States	$1,014.3	$1,035.9	$1,105.2
Brazil	211.5	482.5	359.4
China	279.0	314.2	319.1
Other international	914.5	902.2	799.0
Total net sales	$2,419.3	$2,734.8	$2,582.7

Below is a summary of property, plant and equipment, net by geographical location as of December 31:

	2015	2014	2013
Property, plant and equipment, net
United States	$130.4	$116.5	$101.4
Brazil	12.9	17.2	20.7
Other international	32.0	32.0	35.7
Total property, plant and equipment, net	$175.3	$165.7	$157.8

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

NOTE 21:  ACQUISITIONS AND DIVESTITURES

ACQUISITIONS

In the fourth quarter of 2015, the Company announced its intention to acquire all 29.8 Wincor Nixdorf ordinary shares through a voluntary tender offer for €38.98 in cash and 0.434 common shares of the Company per outstanding ordinary share of Wincor Nixdorf. The Company considered a number of factors in connection with its evaluation of the proposed transaction, including significant strategic opportunities and potential synergies, as generally supporting its decision to enter into the business combination agreement. The Company intends to finance the cash portion of the purchase price as well as any Wincor Nixdorf debt outstanding under our revolving and term loan credit agreement entered into on December 23, 2015 and bridge agreement entered into on November 23, 2015, which is contingent upon closure of the acquisition. The Company will incur certain costs and fees, some of which will be payable even in the event the acquisition is terminated or expires.

In the first quarter of 2015, the Company acquired 100 percent of the equity interests of Phoenix for a total purchase price of approximately $72.9, including $12.6 of deferred cash payment payable over the next three years. Acquiring Phoenix, a leading developer of innovative multi-vendor software solutions for ATMs and a host of other FSS applications, is a foundational move to accelerate the Company’s growth in the fast-growing managed services and branch automation spaces. The results of operations for Phoenix are primarily included in the NA reportable operating segment within the Company's consolidated financial statements from the date of the acquisition. Preliminary purchase price allocations are subject to further adjustment until all pertinent information regarding the assets acquired and liabilities assumed are fully evaluated.

In the third quarter of 2014, the Company acquired 100 percent of the equity interests of Cryptera, a supplier of the Company's encrypting PIN pad technology with significant capabilities in the research and development of secure payment technologies. This acquisition positioned the Company as a significant original equipment manufacturer of secure payment technologies and allowed the Company to own more of the intellectual property related to its ATMs. The total purchase price was approximately $13.0, which included a 10 percent deferred cash payment paid on the first anniversary of the acquisition. The results of operations for Cryptera are included in the EMEA segment within the Company's consolidated financial statements from the date of the acquisition.

DIVESTITURES

On October 25, 2015, the Company entered into a definitive asset purchase agreement with a wholly owned subsidiary of Securitas AB (Securitas Electronic Security) to divest its electronic security business located in the United States and Canada for an aggregate purchase price of $350.0 in cash, 10.0 percent of which is contingent based on the successful transition of certain customer relationships, which management expects to receive full payment of $35.0 in the first quarter of 2016 now that all contingencies for this payment have been achieved. For ES to continue its growth, it would require resources and investment that Diebold is not committed to make given its focus on the self-service market. The Company is estimating a pre-tax gain of approximately $245.0 on the ES divestiture which will be recognized in the first quarter of 2016 and is subject to change upon the finalization of the working capital adjustments and the income tax effect of gain on sale.

The Company has also agreed to provide certain transition services to Securitas Electronic Security after the closing, including providing Securitas Electronic Security a $6.0 credit for such services.

The closing of the transaction occurred on February 1, 2016. The closing purchase price is subject to a customary working capital adjustment. The Purchase Agreement provides for customary representations, warranties, covenants and agreements.

The operating results for the electronic security business were previously included in the Company's NA segment and have been reclassified to discontinued operations for all of the periods presented. The assets and liabilities of this business are classified as held for sale in the Company's consolidated balance sheet for all of the periods presented. Cash flows provided or used by the electronic security business are presented as cash flows from discontinued operations for all of the periods presented.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

The following summarizes select financial information included in income from discontinued operations, net of tax:

	Year ended December 31,
	2015	2014	2013
Net sales
Services	$221.5	$204.8	$216.3
Products	127.0	111.4	58.6
	348.5	316.2	274.9
Cost of sales
Services	181.1	172.6	174.5
Products	102.2	90.5	46.1
	283.3	263.1	220.6
Gross profit	65.2	53.1	54.3
Selling and administrative expense	39.7	37.2	32.3
Income from discontinued operations before taxes	25.5	15.9	22.0
Income tax expense	9.6	6.2	8.3
Income from discontinued operations, net of tax	$15.9	$9.7	$13.7

The following summarizes the assets and liabilities classified as held for sale in consolidated balance sheets:

	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$(1.5)	$(4.1)
Trade receivables, less allowances for doubtful accounts of $4.0 and $2.1, respectively	75.6	74.6
Inventories	29.1	30.4
Prepaid expenses	0.9	0.8
Other current assets	5.0	4.5
Total current assets	109.1	106.2
Property, plant and equipment, net	5.2	3.8
Goodwill	33.9	33.9
Other assets	—	1.0
Assets held for sale	$148.2	$144.9

LIABILITIES
Accounts payable	$24.8	$13.1
Deferred revenue	13.3	14.3
Payroll and other benefits liabilities	6.6	7.4
Other current liabilities	4.7	4.3
Total current liabilities	49.4	39.1
Other long-term liabilities	—	0.1
Liabilities held for sale	$49.4	$39.2

During 2015, all assets and liabilities classified as held for sale were included in total current assets based on the cash conversion of these assets and liabilities during the first quarter of 2016. The cash and cash equivalents of the electronic security business represents outstanding checks as of December 31, 2015 and 2014.

As of first quarter 2015, the Company agreed to sell its equity interest in its Venezuela joint venture to its joint venture partner and recorded a $10.3 impairment of assets in the first quarter of 2015. On April 29, 2015, the Company closed the sale for the estimated fair market value and recorded a $1.0 reversal of impairment of assets based on final adjustments in the second quarter of 2015, resulting in a $9.3 impairment of assets for the six months ended June 30, 2015. During the remainder of 2015, the Company

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

incurred an additional $0.4 related to uncollectible accounts receivable, which is included in selling and administrative expenses on the consolidated statements of operations. The Company no longer has a consolidating entity in Venezuela which was included in the LA segment but will continue to operate in Venezuela on an indirect basis.

In the second quarter of 2014, the Company divested its Eras subsidiary for a sale price of $20.0, including installment payments of $1.0 on the first and second year anniversary dates of the closing. This sale resulted in a gain of $13.7 recognized within gain on sale of assets, net in the consolidated statement of operations. Eras was included within the NA segment. Total assets and operating results of Eras were not significant to the consolidated financial statements.

NOTE 22:  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The following table presents selected unaudited quarterly financial information for the years ended December 31:

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
	2015	2014	2015	2014	2015	2014	2015	2014
Net sales	$574.8	$614.2	$644.5	$654.4	$589.6	$687.6	$610.4	$778.6
Gross profit	159.3	150.3	170.8	174.0	150.3	187.9	171.6	214.0
Income (loss) from continuing operations, net of tax	(10.2)	2.0	19.7	40.9	18.3	33.1	31.7	31.3
Income from discontinued operations, net of tax	4.5	2.9	4.3	2.2	4.5	1.8	2.6	2.8
Net income (loss)	(5.7)	4.9	24.0	43.1	22.8	34.9	34.3	34.1
Net income (loss) attributable to noncontrolling interests	(2.9)	(4.9)	1.8	1.5	1.1	1.9	1.7	4.1
Net income (loss) attributable to Diebold, Incorporated	$(2.8)	$9.8	$22.2	$41.6	$21.7	$33.0	$32.6	$30.0

Basic earnings (loss) per share
Income (loss) from continuing operations, net of tax	$(0.11)	$0.10	$0.27	$0.61	$0.26	$0.48	$0.46	$0.42
Income from discontinued operations, net of tax	0.07	0.05	0.07	0.03	0.07	0.03	0.04	0.04
Net income (loss) attributable to Diebold, Incorporated (basic)	$(0.04)	$0.15	$0.34	$0.64	$0.33	$0.51	$0.50	$0.46

Diluted earnings (loss) per share
Income (loss) from continuing operations, net of tax	$(0.11)	$0.11	$0.27	$0.61	$0.26	$0.48	$0.46	$0.42
Income from discontinued operations, net of tax	0.07	0.04	0.07	0.03	0.07	0.03	0.04	0.04
Net income (loss) attributable to Diebold, Incorporated (diluted)	$(0.04)	$0.15	$0.34	$0.64	$0.33	$0.51	$0.50	$0.46

Basic weighted-average shares outstanding	64.7	64.3	64.9	64.6	65.0	64.6	65.0	64.6
Diluted weighted-average shares outstanding	64.7	64.8	65.6	65.2	65.6	65.3	65.7	65.4

Net loss in the first quarter of 2015 was negatively impacted by the Company's sale of its equity interest in its Venezuela joint venture to its joint venture partner (refer to note 21), which resulted in an impairment charge of $10.3. The Company also recorded a foreign exchange loss of $7.5 related to the devaluation of the Venezuelan currency. In 2015, the repatriation of foreign earnings, the associated recognition of foreign tax credits and related benefits due to the passage of the PATH Act of 2015, were recorded which resulted in a tax benefit (refer to note 5).

The second quarter of 2014 included a $13.7 pre-tax gain from the sale of the Company's Eras subsidiary.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

NOTE 23: SUPPLEMENTAL GUARANTOR INFORMATION

The Company issued $400.0 aggregate principal amount of 8.50 percent senior notes due 2024 (the 2024 Senior Notes) in an offering exempt from the registration requirements of the Securities Act of 1933 in connection with the Acquisition. The 2024 Senior Notes are and will be guaranteed by certain of the Company's existing and future domestic subsidiaries. The following presents the condensed consolidating financial information separately for:

(i)	Diebold, Incorporated (the Parent Company), the issuer of the guaranteed obligations;

(ii)	Guarantor Subsidiaries, on a combined basis, as specified in the indentures related to the Company's obligations under the 2024 Senior Notes;

(iii)
Consolidating entries and eliminations representing adjustments to (a) eliminate intercompany transactions between the Parent Company, the Guarantor Subsidiaries and the Non-guarantor Subsidiaries, (b) eliminate the investments in our subsidiaries, and (c) record consolidating entries; and

(iv)	Diebold, Incorporated and Subsidiaries on a consolidated basis.

Each guarantor subsidiary is 100% owned by the Parent Company at the date of each balance sheet presented. The notes are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary. The guarantees of the guarantor subsidiaries are subject to release in limited circumstances only upon the occurrence of certain customary conditions. Each entity in the consolidating financial information follows the same accounting policies as described in the consolidated financial statements, except for the use by the Parent Company and the guarantor subsidiaries of the equity method of accounting to reflect ownership interests in subsidiaries which are eliminated upon consolidation. Changes in intercompany receivables and payables related to operations, such as intercompany sales or service charges, are included in cash flows from operating activities. Intercompany transactions reported as investing or financing activities include the sale of capital stock of various subsidiaries, loans and other capital transactions between members of the consolidated group.

Certain non-guarantor subsidiaries of the Parent Company are limited in their ability to remit funds to it by means of dividends, advances or loans due to required foreign government and/or currency exchange board approvals or limitations in credit agreements or other debt instruments of those subsidiaries.

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Condensed Consolidating Balance Sheets
Year Ended December 31, 2015

	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$20.3	$7.9	$285.4	$—	$313.6
Short-term investments	—	—	39.9	—	39.9
Trade receivables, net	140.4	4.3	269.2	—	413.9
Intercompany receivables	828.8	733.6	539.1	(2,101.5)	—
Inventories	115.9	17.8	235.6	—	369.3
Deferred income taxes	103.7	11.2	53.9	—	168.8
Prepaid expenses	16.4	0.7	6.5	—	23.6
Refundable income taxes	—	—	18.0	—	18.0
Current assets held for sale	139.2	—	9.0	—	148.2
Other current assets	15.5	3.5	129.3	—	148.3
Total current assets	1,380.2	779.0	1,585.9	(2,101.5)	1,643.6
Securities and other investments	85.2	—	—	—	85.2
Property, plant and equipment, net	121.1	10.0	44.2	—	175.3
Goodwill	45.1	—	116.4	—	161.5
Deferred income taxes	57.1	(6.4)	14.6	—	65.3
Finance lease receivables	—	8.1	28.4	—	36.5
Other assets	1,407.0	23.5	34.5	(1,390.0)	75.0
Total assets	$3,095.7	$814.2	$1,824.0	$(3,491.5)	$2,242.4

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$21.5	$1.3	$9.2	$—	$32.0
Accounts payable	131.9	1.2	148.6	—	281.7
Intercompany payable	1,414.2	140.8	546.5	(2,101.5)	—
Deferred revenue	102.7	3.6	122.9	—	229.2
Payroll and other benefits liabilities	25.2	0.5	50.8	—	76.5
Current liabilities held for sale	48.9	—	0.5	—	49.4
Other current liabilities	116.3	(5.4)	176.1	—	287.0
Total current liabilities	1,860.7	142.0	1,054.6	(2,101.5)	955.8
Long-term debt	604.6	1.6	—	—	606.2
Pensions and other benefits	193.5	—	2.1	—	195.6
Post-retirement and other benefits	14.5	—	4.2	—	18.7
Deferred income taxes	—	—	1.9	—	1.9
Other liabilities	10.0	—	18.7	—	28.7
Commitments and contingencies
Total Diebold, Incorporated shareholders' equity	412.4	670.6	719.4	(1,390.0)	412.4
Noncontrolling interests	—	—	23.1	—	23.1
Total liabilities and equity	$3,095.7	$814.2	$1,824.0	$(3,491.5)	$2,242.4

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Condensed Consolidating Balance Sheets
Year Ended December 31, 2014

	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$14.7	$2.5	$308.9	$—	$326.1
Short-term investments	—	—	136.7	—	136.7
Trade receivables, net	85.9	2.5	314.9	—	403.3
Intercompany receivables	796.0	791.7	699.5	(2,287.2)	—
Inventories	43.5	13.8	317.4	—	374.7
Deferred income taxes	52.5	11.5	47.0	—	111.0
Prepaid expenses	13.8	1.0	6.4	—	21.2
Refundable income taxes	—	—	11.7	—	11.7
Current assets held for sale	99.9	—	6.3	—	106.2
Other current assets	16.9	4.8	142.9	—	164.6
Total current assets	1,123.2	827.8	1,991.7	(2,287.2)	1,655.5
Securities and other investments	83.6	—	—	—	83.6
Property, plant and equipment, net	109.8	6.9	49.0	—	165.7
Goodwill	33.2	—	104.9	—	138.1
Deferred income taxes	81.4	(11.1)	16.2	—	86.5
Finance lease receivables	—	12.1	78.3	—	90.4
Other assets	1,801.9	45.7	21.2	(1,749.0)	119.8
Total assets	$3,233.1	$881.4	$2,261.3	$(4,036.2)	$2,339.6

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$15.0	$0.8	$9.8	$—	$25.6
Accounts payable	93.6	0.6	154.4	—	248.6
Intercompany payable	1,615.6	126.9	544.7	(2,287.2)	—
Deferred revenue	99.4	6.3	155.1	—	260.8
Payroll and other benefits liabilities	47.5	3.1	58.8	—	109.4
Current liabilities held for sale	38.5	—	0.6	—	39.1
Other current liabilities	106.9	(12.9)	250.3	—	344.3
Total current liabilities	2,016.5	124.8	1,173.7	(2,287.2)	1,027.8
Long-term debt	449.3	3.0	25.0	—	477.3
Pensions and other benefits	208.5	—	2.5	—	211.0
Post-retirement and other benefits	16.5	—	4.3	—	20.8
Deferred income taxes	—	—	6.5	—	6.5
Other liabilities	10.8	—	30.6	—	41.4
Commitments and contingencies
Total Diebold, Incorporated shareholders' equity	531.5	753.6	995.4	(1,749.0)	531.5
Noncontrolling interests	—	—	23.3	—	23.3
Total liabilities and equity	$3,233.1	$881.4	$2,261.3	$(4,036.2)	$2,339.6

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
Year Ended December 31, 2015

	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
Net sales
Services	$779.7	$—	$614.5	$—	$1,394.2
Products	179.6	$1.9	843.9	(0.3)	1,025.1
	959.3	1.9	1,458.4	(0.3)	2,419.3
Cost of sales
Services	534.4	1.9	396.5	—	932.8
Products	111.3	10.8	712.7	(0.3)	834.5
	645.7	12.7	1,109.2	(0.3)	1,767.3
Gross profit (loss)	313.6	(10.8)	349.2	—	652.0
Selling and administrative expense	268.5	10.6	209.1	—	488.2
Research, development and engineering expense	8.3	59.3	19.3	—	86.9
Impairment of assets	—	9.1	9.8	—	18.9
Gain (loss) on sale of assets, net	0.3	—	(0.9)	—	(0.6)
	277.1	79.0	237.3	—	593.4
Operating profit (loss)	36.5	(89.8)	111.9	—	58.6
Other income (expense)
Investment income	0.2	1.0	24.8	—	26.0
Interest expense	(30.3)	(0.2)	(2.0)	—	(32.5)
Foreign exchange (loss) gain, net	4.0	(0.5)	(13.5)	—	(10.0)
Equity in earnings of subsidiaries	29.4	—	—	(29.4)	—
Miscellaneous, net	(9.3)	13.2	51.3	(51.5)	3.7
Income (loss) from continuing operations before taxes	30.5	(76.3)	172.5	(80.9)	45.8
Income tax (benefit) expense	(28.3)	(12.1)	26.7	—	(13.7)
Income (loss) from continuing operations, net of tax	58.8	(64.2)	145.8	(80.9)	59.5
Income from discontinued operations, net of tax	14.9	—	1.0	—	15.9
Net income (loss)	73.7	(64.2)	146.8	(80.9)	75.4
Income attributable to noncontrolling interests, net of tax	—	—	1.7	—	1.7
Net income (loss) attributable to Diebold, Incorporated	$73.7	$(64.2)	$145.1	$(80.9)	$73.7
Comprehensive income (loss)	$(53.9)	$(64.2)	$0.2	$65.1	$(52.8)
Less: comprehensive income attributable to noncontrolling interests	—	—	3.2	—	3.2
Comprehensive income (loss) attributable to Diebold, Incorporated	$(53.9)	$(64.2)	$(3.0)	$65.1	$(56.0)

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
Year Ended December 31, 2014

	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
Net sales
Services	$764.7	$—	$668.1	$—	$1,432.8
Products	181.3	$1.1	1,119.9	(0.3)	1,302.0
	946.0	1.1	1,788.0	(0.3)	2,734.8
Cost of sales
Services	515.0	0.6	459.2	—	974.8
Products	95.0	14.2	924.9	(0.3)	1,033.8
	610.0	14.8	1,384.1	(0.3)	2,008.6
Gross profit (loss)	336.0	(13.7)	403.9	—	726.2
Selling and administrative expense	265.9	11.2	201.3	—	478.4
Research, development and engineering expense	8.3	64.8	20.5	—	93.6
Impairment of assets	—	—	2.1	—	2.1
Gain (loss) on sale of assets, net	(12.0)	0.9	(1.8)	—	(12.9)
	262.2	76.9	222.1	—	561.2
Operating profit (loss)	73.8	(90.6)	181.8	—	165.0
Other income (expense)
Investment income	0.9	1.7	31.9	—	34.5
Interest expense	(27.3)	(0.3)	(3.8)	—	(31.4)
Foreign exchange (loss), net	(0.4)	—	(11.4)	—	(11.8)
Equity in earnings of subsidiaries	(459.6)	—	—	459.6	—
Miscellaneous, net	530.6	22.4	(554.7)	0.1	(1.6)
Income (loss) from continuing operations before taxes	118.0	(66.8)	(356.2)	459.7	154.7
Income tax expense (benefit)	13.6	(17.8)	51.6	—	47.4
Income (loss) from continuing operations, net of tax	104.4	(49.0)	(407.8)	459.7	107.3
Income (loss) from discontinued operations, net of tax	10.0	—	(0.3)	—	9.7
Net income (loss)	114.4	(49.0)	(408.1)	459.7	117.0
Income attributable to noncontrolling interests, net of tax	—	—	2.6	—	2.6
Net income (loss) attributable to Diebold, Incorporated	$114.4	$(49.0)	$(410.7)	$459.7	$114.4
Comprehensive income (loss)	$(21.9)	$(48.9)	$(488.1)	$538.5	$(20.4)
Less: comprehensive income attributable to noncontrolling interests	—	—	1.4	—	1.4
Comprehensive income (loss) attributable to Diebold, Incorporated	$(21.9)	$(48.9)	$(489.5)	$538.5	$(21.8)

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
Year Ended December 31, 2013

	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
Net sales
Services	$733.0	$—	$687.8	$—	$1,420.8
Products	241.1	$0.8	920.1	(0.1)	1,161.9
	974.1	0.8	1,607.9	(0.1)	2,582.7
Cost of sales
Services	562.0	—	486.3	—	1,048.3
Products	149.6	15.7	783.2	(0.1)	948.4
	711.6	15.7	1,269.5	(0.1)	1,996.7
Gross profit (loss)	262.5	(14.9)	338.4	—	586.0
Selling and administrative expense	363.7	12.1	188.7	—	564.5
Research, development and engineering expense	7.3	67.0	17.9	—	92.2
Impairment of assets	2.0	—	70.0	—	72.0
Gain (loss) on sale of assets, net	0.2	(0.8)	(1.8)	—	(2.4)
	373.2	78.3	274.8	—	726.3
Operating (loss) profit	(110.7)	(93.2)	63.6	—	(140.3)
Other income (expense)
Investment income	1.8	2.3	23.5	—	27.6
Interest expense	(25.6)	(0.3)	(3.3)	—	(29.2)
Foreign exchange gain (loss), net	3.3	—	(3.1)	—	0.2
Equity in earnings of subsidiaries	80.9	—	—	(80.9)	—
Miscellaneous, net	(147.5)	16.7	79.2	51.5	(0.1)
(Loss) Income from continuing operations before taxes	(197.8)	(74.5)	159.9	(29.4)	(141.8)
Income tax expense (benefit)	(3.1)	(23.7)	75.2	—	48.4
Income (loss) from continuing operations, net of tax	(194.7)	(50.8)	84.7	(29.4)	(190.2)
Income from discontinued operations, net of tax	13.1	—	0.6	—	13.7
Net (loss) income	(181.6)	(50.8)	85.3	(29.4)	(176.5)
Income attributable to noncontrolling interests, net of tax	—	—	5.1	—	5.1
Net (loss) income attributable to Diebold, Incorporated	$(181.6)	$(50.8)	$80.2	$(29.4)	$(181.6)
Comprehensive income (loss)	$(76.5)	$(50.6)	$15.2	$(27.3)	$(139.2)
Less: comprehensive income attributable to noncontrolling interests	—	—	5.7	—	5.7
Comprehensive income (loss) attributable to Diebold, Incorporated	$(76.5)	$(50.6)	$9.5	$(27.3)	$(144.9)

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2015

	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
Net cash provided by operating activities	$1.1	$(26.2)	$97.5	$(35.7)	$36.7

Cash flow from investing activities
Payments for acquisitions, net of cash acquired	—	—	(59.4)	—	(59.4)
Proceeds from maturities of investments	(2.1)	—	178.2	—	176.1
Payments for purchases of investments	—	—	(125.5)	—	(125.5)
Proceeds from sale of assets	—	3.5	1.5	—	5.0
Capital expenditures	(34.9)	(5.9)	(11.5)	—	(52.3)
Increase in certain other assets	(6.5)	(6.6)	6.8	—	(6.3)
Capital contributions and loans paid	(205.4)	—	(3.8)	209.2	—
Proceeds from intercompany loans	173.0	—	—	(173.0)	—
Net cash (used in) provided by investing activities - continuing operations	(75.9)	(9.0)	(13.7)	36.2	(62.4)
Net cash used in investing activities - discontinued operations	(2.5)	—	—	—	(2.5)
Net cash (used in) provided by investing activities	(78.4)	(9.0)	(13.7)	36.2	(64.9)

Cash flow from financing activities
Dividends paid	(75.6)	—	(35.7)	35.7	(75.6)
Debt issuance costs	(6.0)	—	—	—	(6.0)
Revolving debt borrowings (repayments), net	180.8	—	(25.0)	—	155.8
Other debt borrowings	—	—	135.8	—	135.8
Other debt repayments	(14.8)	(0.8)	(153.1)	—	(168.7)
Distribution to noncontrolling interest holders	0.1	—	(0.2)	—	(0.1)
Excess tax benefits from share-based compensation	0.5	—	—	—	0.5
Issuance of common shares	3.5	—	—	—	3.5
Repurchase of common shares	(3.0)	—	—	—	(3.0)
Capital contributions received and loans incurred	—	179.3	29.9	(209.2)	—
Payments on intercompany loans	—	(137.9)	(35.1)	173.0	—
Net cash provided by (used in) financing activities	85.5	40.6	(83.4)	(0.5)	42.2
Effect of exchange rate changes on cash	—	—	(23.9)	—	(23.9)
(Decrease) increase in cash and cash equivalents	8.2	5.4	(23.5)	—	(9.9)
Add: Cash overdraft included in assets held for sale at beginning of year	(4.1)	—	—	—	(4.1)
Less: Cash overdraft included in assets held for sale at end of year	(1.5)	—	—	—	(1.5)
Cash and cash equivalents at the beginning of the year	14.7	2.5	308.9	—	326.1
Cash and cash equivalents at the end of the period	$20.3	$7.9	$285.4	$—	$313.6

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2014

	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
Net cash provided by operating activities	$154.6	$(3.5)	$132.6	$(96.8)	$186.9

Cash flow from investing activities
Payments for acquisitions, net of cash acquired	—	—	(11.7)	—	(11.7)
Proceeds from maturities of investments	2.3	—	475.1	—	477.4
Proceeds from sale of investments	—	—	39.6	—	39.6
Payments for purchases of investments	(4.0)	—	(424.7)	—	(428.7)
Proceeds from sale of assets	—	—	18.4	—	18.4
Capital expenditures	(44.1)	(1.4)	(14.6)	—	(60.1)
Increase in certain other assets	(14.4)	(15.6)	10.2	—	(19.8)
Capital contributions and loans paid	(233.7)	—	(10.1)	243.8	—
Proceeds from intercompany loans	184.8	—	—	(184.8)	—
Net cash (used in) provided by investing activities - continuing operations	(109.1)	(17.0)	82.2	59.0	15.1
Net cash used in investing activities - discontinued operations	(1.3)	—	—	—	(1.3)
Net cash (used in) provided by investing activities	(110.4)	(17.0)	82.2	59.0	13.8

Cash flow from financing activities
Dividends paid	(74.9)	—	(96.8)	96.8	(74.9)
Debt issuance costs	(1.4)	—	—	—	(1.4)
Revolving debt borrowings (repayments), net	26.0	—	(24.0)	—	2.0
Other debt borrowings	—	(0.3)	157.9	—	157.6
Other debt repayments	—	0.2	(175.7)	—	(175.5)
Distribution to noncontrolling interest holders	—	—	(2.2)	—	(2.2)
Excess tax benefits from share-based compensation	0.5	—	—	—	0.5
Issuance of common shares	14.6	—	—	—	14.6
Repurchase of common shares	(1.9)	—	—	—	(1.9)
Capital contributions received and loans incurred	—	177.7	66.1	(243.8)	—
Payments on intercompany loans	—	(156.6)	(28.2)	184.8	—
Net cash provided by (used in) financing activities	(37.1)	21.0	(102.9)	37.8	(81.2)
Effect of exchange rate changes on cash	—	—	(28.2)	—	(28.2)
(Decrease) increase in cash and cash equivalents	7.1	0.5	83.7	—	91.3
Add: Cash overdraft included in assets held for sale at beginning of year	(0.6)	—	—	—	(0.6)
Less: Cash overdraft included in assets held for sale at end of year	(4.1)	—	—	—	(4.1)
Cash and cash equivalents at the beginning of the year	4.1	2.0	225.2	—	231.3
Cash and cash equivalents at the end of the year	$14.7	$2.5	$308.9	$—	$326.1

DIEBOLD INCORPORATED AND SUBSIDIARIES
FORM 10-K as of December 31, 2015
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(in millions, except per share amounts)

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2013

	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
Net cash provided by operating activities	$154.8	$25.3	$198.0	$(253.9)	$124.2

Cash flow from investing activities
Proceeds from maturities of investments	3.0	—	461.3	—	464.3
Proceeds from sale of investments	—	—	56.0	—	56.0
Payments for purchases of investments	(4.9)	—	(532.8)	—	(537.7)
Proceeds from sale of assets	6.0	—	1.5	—	7.5
Capital expenditures	(19.7)	(2.4)	(11.7)	—	(33.8)
Increase in certain other assets	87.7	(11.9)	(89.5)	—	(13.7)
Capital contributions and loans paid	(206.9)	—	(15.8)	222.7	—
Proceeds from intercompany loans	237.3	—	—	(237.3)	—
Purchase of finance receivables, net of cash collections	—	—	6.3	—	6.3
Net cash (used in) provided by investing activities - continuing operations	102.5	(14.3)	(124.7)	(14.6)	(51.1)
Net cash used in investing activities - discontinued operations	(1.6)	—	—	—	(1.6)
Net cash (used in) provided by investing activities	100.9	(14.3)	(124.7)	(14.6)	(52.7)

Cash flow from financing activities
Dividends paid	(74.0)	—	(229.2)	229.2	(74.0)
Revolving debt borrowings (repayments), net	(105.0)	—	49.0	—	(56.0)
Other debt borrowings	—	—	51.2	—	51.2
Other debt repayments	(99.7)	(0.5)	(46.4)	24.7	(121.9)
Distribution to noncontrolling interest holders	—	—	(16.9)	—	(16.9)
Excess tax benefits from share-based compensation	0.5	—	—	—	0.5
Issuance of common shares	16.7	—	—	—	16.7
Repurchase of common shares	(4.1)	—	—	—	(4.1)
Capital contributions received and loans incurred	—	156.7	66.0	(222.7)	—
Payments on intercompany loans	—	(167.4)	(69.9)	237.3	—
Net cash provided by (used in) financing activities	(265.6)	(11.2)	(196.2)	268.5	(204.5)
Effect of exchange rate changes on cash	—	—	(5.1)	—	(5.1)
(Decrease) increase in cash and cash equivalents	(9.9)	(0.2)	(128.0)	—	(138.1)
Add: Cash overdraft included in assets held for sale at beginning of year	(0.2)	—	—	—	(0.2)
Less: Cash overdraft included in assets held for sale at end of year	(0.6)	—	—	—	(0.6)
Cash and cash equivalents at the beginning of the year	13.6	2.2	353.2	—	369.0
Cash and cash equivalents at the end of the year	$4.1	$2.0	$225.2	$—	$231.3
DIEBOLD, INCORPORATED AND SUBSIDIARIES
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013
(in millions)

		Additions
	Balance at beginning of year	Charged to costs and expenses	Charged to other accounts (1)	Deductions (2)	Balance at end of year
Year ended December 31, 2015
Allowance for doubtful accounts	$20.9	15.8	(4.0)	1.0	$31.7
Year ended December 31, 2014
Allowance for doubtful accounts	$23.3	13.4	(1.7)	14.1	$20.9
Year ended December 31, 2013
Allowance for doubtful accounts	$26.7	13.4	(2.7)	14.1	$23.3

(1)    Net effects of foreign currency translation.
(2)    Uncollectible accounts written-off, net of recoveries.